UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☑ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

USEC INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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USEC Inc.
Two Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817

March   , 2008

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders to be held on Thursday, April 24, 2008, at 10:00 a.m., Eastern Daylight Time, at the Marriott Bethesda North Hotel and Conference Center, 5701 Marinelli Road, North Bethesda, Maryland.

Matters scheduled for consideration at this meeting are (1) the election of ten directors, (2) the approval of a proposed amendment to the Company’s certificate of incorporation relating to the Company’s rights with respect to common stock held by foreign persons, and (3) the ratification of the appointment of the Company’s independent auditors. The meeting will also provide an opportunity to review with you USEC’s business during the year ended December 31, 2007.

Your vote is important no matter how many shares you own. We encourage you to vote your shares today. You may vote by completing and returning the enclosed proxy card in the postage-paid envelope provided or by using telephone or Internet voting systems. If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We appreciate your continued confidence in the Company and look forward to seeing you at the annual meeting.

Sincerely,

James R. Mellor	John K. Welch
Chairman of the Board	President and Chief Executive Officer

USEC Inc.
Two Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 24, 2008

The Annual Meeting of Shareholders of USEC Inc. will be held on Thursday, April 24, 2008, at 10:00 a.m., Eastern Daylight Time, at the Marriott Bethesda North Hotel and Conference Center,
5701 Marinelli Road, North Bethesda, Maryland, for the purpose of considering and voting upon:

1. The election of ten directors for a term of one year;

2. The approval of a proposed amendment to the Company’s certificate of incorporation relating to the Company’s rights with respect to common stock held by foreign persons;

3. The ratification of the appointment of PricewaterhouseCoopers LLP as USEC’s independent auditors for 2008; and

4. Such other business as may properly come before the meeting or any adjournments thereof.

We are enclosing a copy of the Company’s Annual Report for the year ended December 31, 2007 with this Notice and Proxy Statement.

The record date for determining shareholders entitled to notice of, and to vote at, the meeting was the close of business on February 28, 2008. Please complete and return the enclosed proxy card in the postage-paid envelope provided at your earliest convenience, or use telephone or Internet voting systems to vote your shares.

By Order of the Board of Directors,

Allen L. Lear
Interim General Counsel and Secretary

Bethesda, Maryland
March   , 2008

2008 PROXY STATEMENT

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	1
ITEM 1. ELECTION OF DIRECTORS	5
GOVERNANCE OF THE COMPANY	8
Governance Information	8
Our Governance Guidelines	8
Executive Sessions of Non-Management Directors	8
Communications with the Board of Directors	8
Director Independence	8
Criteria for Board Membership	9
Director Nominations by Shareholders	9
Code of Business Conduct	10
Transactions with Related Persons	10
Corporate Governance Information	10
Board and Committee Membership	11
Audit, Finance and Corporate Responsibility Committee	11
Compensation Committee	12
Nominating and Governance Committee	12
Regulatory and Government Affairs Committee	12
Technology and Competition Committee	12
Compensation of Directors	13
Standard Non-Employee Director Compensation Arrangement	13
Director Deferred Compensation Plan	13
Arrangements with James R. Mellor	14
Director Stock Ownership Guidelines	14
Director Compensation in Fiscal Year 2007	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
EXECUTIVE COMPENSATION	20
Compensation Discussion and Analysis	20
Compensation Committee Report	36
Summary Compensation Table	37
Grants of Plan Based Awards in Fiscal Year 2007	39
Outstanding Equity Awards at Fiscal Year-End December 31, 2007	40
Option Exercises and Stock Vested in Fiscal Year 2007	41
Pension Benefits in Fiscal Year 2007	42
Nonqualified Deferred Compensation in Fiscal Year 2007	44
Potential Payments Upon Termination or Change in Control	44
ITEM 2. APPROVAL OF PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION RELATING TO THE COMPANY’S RIGHTS WITH RESPECT TO COMMON STOCK HELD BY FOREIGN PERSONS	51
ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	57
Audit and Non-Audit Fees	57
AUDIT, FINANCE AND CORPORATE RESPONSIBILITY COMMITTEE REPORT	58
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS AND OTHER INFORMATION	59
Date for Submission of Shareholder Proposals	59
Other Matters	59
Appendix A — Proposed Certificate of Amendment to Certificate of Incorporation	A-1

USEC Inc.
Two Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on April 24, 2008

This proxy statement and our Annual Report for
the year ended December 31, 2007 are available at www.edocumentview.com/USU.

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of USEC Inc. of proxies to be voted at USEC Inc.’s (“USEC,” the “Company,” “we,” “us,” or “our”) 2008 Annual Meeting of Shareholders. The meeting will be held at the Marriott Bethesda North Hotel and Conference Center, 5701 Marinelli Road, North Bethesda, Maryland, on April 24, 2008, beginning at 10:00 a.m., Eastern Daylight Time. The proxies also may be voted at any adjournments or postponements of the meeting.

This Proxy Statement, proxy card and our Annual Report for the year ended December 31, 2007 are expected to be mailed starting March 20, 2008.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote at the meeting?

The Board set February 28, 2008 as the record date for the meeting. If you were the owner of USEC Inc. common stock at the close of business on February 28, 2008, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name with our transfer agent, Computershare Trust Company, N.A., as a “shareholder of record;”

•	held for you in an account with a broker, bank or other nominee (shares held in “street name” for a “beneficial owner”); and

•	held for you under a USEC employee stock ownership plan with our plan administrator, Computershare Trust Company, N.A., or under the USEC 401(k) plan with our plan administrator, Fidelity (each a “USEC stock ownership plan”).

How many shares must be present to hold the meeting?

A majority of USEC’s outstanding shares of common stock as of the record date, February 28, 2008, must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 110,492,445 shares of USEC common stock outstanding, each entitled to one vote. Your shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voting instructions prior to the meeting.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or nominee holding shares for a beneficial owner does not vote on a particular matter because it does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other nominee is permitted to vote your shares on the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors even if the nominee does not receive voting instructions from you, as these matters are deemed to be routine in nature. Your broker does not have discretionary voting power with respect to the proposal to amend our certificate of incorporation relating to the Company’s rights with respect to common stock held by foreign persons, as this matter is deemed to be non-routine.

How do I vote my shares?

You may vote using any of the following methods:

By Mail

If you are a shareholder of record or hold shares through a USEC stock ownership plan, be sure to complete, sign and date the proxy card accompanying this Proxy Statement and return it in the prepaid envelope. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named as proxies in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a beneficial owner whose shares are held of record by a bank, broker or other nominee, be sure to complete, sign and return the voting instruction card received from your nominee.

By Telephone or on the Internet

The telephone and Internet voting procedures established by USEC for shareholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card and following the voice prompts that you hear during the call. By following the voice prompts, you may vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.envisionreports.com/USU. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 10:00 a.m. Eastern Daylight Time on April 24, 2008.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you should not separately return your proxy card or voting instruction card.

In Person at the Annual Meeting

Even if you plan to attend the meeting, we encourage you to vote by completing, signing, dating, and returning the enclosed proxy card or by voting using the Internet or telephone so your vote will be counted if you later decide not to attend the meeting. If you decide to change your vote at the meeting, you may do so by voting in person at the meeting. If you choose to vote at the Annual Meeting:

•	If you are a shareholder of record, you may vote by the ballot provided at the meeting.

•	If you hold your shares in “street name,” you must obtain and bring with you to the Annual Meeting a legal proxy from your bank, broker, nominee or other holder of record in order to vote by ballot at the meeting.

•	If you hold your shares through a USEC stock ownership plan, you cannot vote in person at the Annual Meeting. Please vote by signing and dating your proxy card and mailing it in the postage-paid envelope provided or by using the Internet or telephone.

What are my voting choices when voting for director nominees (Item 1), and what vote is needed to elect directors?

In the vote on the election of ten directors to serve until the 2009 Annual Meeting of Shareholders, shareholders may:

•	vote “FOR” all nominees;

•	“WITHHOLD” votes as to all nominees; or

•	“WITHHOLD” votes as to one or more specific nominees.

Directors will be elected by a plurality of the votes cast. This means that the ten nominees who receive the largest number of “FOR” votes cast will be elected as directors. If you “WITHHOLD” authority to vote with respect to any director nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

The Board of Directors recommends that you vote “FOR” each of the director nominees.

What are my voting choices when voting on the proposal to amend the Company’s certificate of incorporation relating to the Company’s rights with respect to common stock held by foreign persons (Item 2)?

In the vote on the proposal to amend the Company’s certificate of incorporation relating to the Company’s rights with respect to common stock held by foreign persons, shareholders may:

•	vote “FOR” the proposed amendment;

•	vote “AGAINST” the proposed amendment; or

•	“ABSTAIN” from voting on the proposed amendment.

The approval of the proposed amendment to the Company’s certificate of incorporation requires the “FOR” vote of the holders of at least two-thirds of the outstanding common stock of the Company. Abstentions will have the same effect as a vote “AGAINST” the approval of the proposed amendment to the Company’s certificate of incorporation.

The Board of Directors recommends that you vote “FOR” the approval of the proposed amendment to the Company’s certificate of incorporation.

What are my voting choices when voting on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors (Item 3), and what vote is needed to ratify their appointment?

In the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2008, shareholders may:

•	vote “FOR” the ratification;

•	vote “AGAINST” the ratification; or

•	“ABSTAIN” from voting on the ratification.

The ratification of the appointment of the independent auditors requires the “FOR” vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal. Abstentions will have the same effect as a vote “AGAINST” the ratification of the appointment of the independent auditors.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter on the enclosed proxy card. If you just sign and submit your proxy card without marking your vote, your shares will be voted:

•	Item 1: “FOR” each director nominee;

•	Item 2: “FOR” the approval of the proposed amendment to the Company’s certificate of incorporation; and

•	Item 3: “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as USEC’s independent auditors for 2008.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted at the meeting by:

•	submitting a properly executed proxy card with a later date, which proxy card is received prior to the date of the Annual Meeting;

•	delivering to the Secretary of USEC, prior to the date of the Annual Meeting, a written notice of revocation bearing a later date than the proxy; or

•	voting in person at the Annual Meeting.

How are proxies solicited and what is the cost?

We have hired Morrow & Co., Inc. to assist us in soliciting proxies from banks, brokers, and nominees and we will pay Morrow & Co., Inc. a fee of approximately $10,000, plus expenses, for these services. We will reimburse banks, brokerage houses, and other institutions, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

Our directors, officers, and employees may also solicit proxies by mail, e-mail, telephone or personal contact. They will not receive additional compensation for these activities.

What is householding?

If you and other residents at your mailing address own shares of USEC stock in “street name,” your broker or bank or other nominee may have notified you that your household will receive only one annual report, proxy statement and Notice of Internet Availability of Proxy Materials for each company in which you hold stock through that broker or bank or other nominee. This practice is known as “householding.” Unless you responded that you did not want to participate in “householding,” you were deemed to have consented to the process. Your broker or bank or other nominee will send one copy of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials to your address. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If you would like to receive your own set of USEC’s future annual report, proxy statement and Notice of Internet Availability of Proxy Materials or if you share an address with another USEC shareholder and together both of you would like to receive only a single set of USEC annual disclosure documents, please contact Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call them at (800) 542-1061. Be sure to indicate your name, the name of your brokerage firm or bank or other nominee, and your account number. Any revocation of your consent to householding will be effective 30 days following its receipt.

If you did not receive an individual copy of this year’s proxy statement, our annual report, or the Notice of Internet Availability of Proxy Materials, we will promptly send a copy to you if you address a written request to USEC Inc., Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817, Attention: Investor Relations or call (301) 564-3238.

ITEM 1. ELECTION OF DIRECTORS

On the nomination of our Board of Directors, James R. Mellor, Michael H. Armacost, Joyce F. Brown, Joseph T. Doyle, H. William Habermeyer, John R. Hall, William J. Madia, W. Henson Moore, Joseph F. Paquette, Jr., and John K. Welch will stand for election at the meeting, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified. Each of the nominees presently is a member of our Board.

Unless otherwise directed, shares represented by proxies solicited on behalf of the Board of Directors will be voted for the nominees listed below. All nominees have consented to serve if elected, but if any nominee becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

The principal occupations of and certain other information about the nominees are set forth on the following pages.

The Board recommends a vote FOR the election of these nominees as directors.

NOMINEES FOR DIRECTORS

James R. Mellor	Director since 1998 Age 77

Mr. Mellor retired in 1997 as Chairman and Chief Executive Officer of General Dynamics Corporation, a company engaged in shipbuilding and marine systems, land and amphibious combat systems, information systems, and business aviation businesses, a position he held since 1994. Prior to assuming that position, Mr. Mellor was President and Chief Executive Officer from 1993 to 1994 and was previously President and Chief Operating Officer of General Dynamics. Mr. Mellor served as interim President and Chief Executive Officer of the Company from December 2004 to October 2005. Mr. Mellor also serves on the Board of Trustees of the Scripps Research Institute and the Board of Directors of IDT Corporation.

Michael H. Armacost	Director since 2002 Age 70

Mr. Armacost is a Walter H. Shorenstein distinguished fellow and visiting professor in the Asia/Pacific Research Center at Stanford University. Mr. Armacost served as President and a Trustee of The Brookings Institution from 1995 to 2002. He served as Undersecretary of State for Political Affairs from 1984 to 1989, as U.S. Ambassador to Japan from 1989 to 1993 and to the Philippines from 1982 to 1984. Mr. Armacost serves on the Board of Directors of AFLAC Inc. and Applied Materials Inc.

Joyce F. Brown	Director since 1998 Age 61

Dr. Brown is the President of the Fashion Institute of Technology of the State University of New York, a position she has held since 1998. From 1994 to 1997, Dr. Brown was a professor of clinical psychology at the City University of New York, where she previously held several Vice Chancellor positions. From 1993 to 1994, she served as the Deputy Mayor for Public and Community Affairs in the Office of the Mayor of the City of New York. Dr. Brown also serves on the Board of Directors of Polo Ralph Lauren Corporation and Linens ’n Things, Inc.

Joseph T. Doyle	Director since 2006 Age 60

Mr. Doyle is a consultant to and a director of several for profit companies and not for profit organizations. From July 2002 through March 2003, he served as Senior Vice President and Chief Financial Officer of Foster Wheeler, Inc. Prior to joining Foster Wheeler, Mr. Doyle was Executive Vice President and Chief Financial Officer of U.S. Office Products from 1998 through 2001, Chief Financial Officer of Westinghouse Electric Company’s Industrial Group from 1996 through 1998, and Chief Financial Officer of Allison Engine Company (now Rolls Royce Allison) from 1994 through 1996.

H. William Habermeyer	Director since 2008 Age 65

Mr. Habermeyer retired in 2006 as President and Chief Executive Officer of Progress Energy Florida, a subsidiary of Progress Energy, Inc., a diversified energy company. Mr. Habermeyer joined Progress Energy predecessor, Carolina Power & Light in 1993 and served as Vice President of Nuclear Services and Environmental Support, Vice President of Nuclear Engineering, and Vice President of the Western Region in North Carolina, before assuming the role of President and Chief Executive Officer of Progress Energy Florida in 2000. Prior to that, Mr. Habermeyer had a 28-year career in the U.S. Navy, retiring as a Rear Admiral. Mr. Habermeyer also serves on the Board of Directors of Raymond James Financial, Inc. and Southern Company.

John R. Hall	Director since 1998 Age 75

Mr. Hall retired in 1997 as Chairman of the Board of Directors of Ashland, Inc., a company engaged in specialty chemicals, lubricants, car-care products, chemical and plastics distribution businesses, a position he held since 1981. Mr. Hall also was Chief Executive Officer of Ashland, Inc. from 1981 to 1996. Mr. Hall was Chairman of the Board of Directors of Arch Coal, Inc. from 1997 to 1998, and a director until 1999. Mr. Hall also serves on the Board of Directors of GrafTech International Ltd.

William J. Madia	Director since 2008 Age 60

Dr. Madia is a vice president at Stanford University responsible for oversight of the Stanford Linear Accelerator Center, a U.S. Department of Energy national science lab. Dr. Madia retired in 2007 as Executive Vice President of Laboratory Operations of the Battelle Memorial Institute, a non-profit independent research and development organization, where he oversaw the management or co-management of six Department of Energy National Laboratories. Dr. Madia served in that position since 1999 and prior to assuming that role, he managed Battelle’s global environmental business, served as president of Battelle Technology International, director of Battelle’s Columbus Laboratories, and corporate vice president and general manager of Battelle’s Project Management Division.

W. Henson Moore	Director since 2001 Age 68

Mr. Moore was President and Chief Executive Officer of the American Forest and Paper Association, the national trade association of the forest, paper and wood products industry, from 1995 to 2006. He was also President of the International Council of Forest Product Associations from 2002 to 2004. Mr. Moore was previously Deputy Secretary of Energy from 1989 to 1992 and in 1992 became Deputy Chief of Staff for President George Bush. From 1975 to 1987 he represented the Sixth Congressional District of Louisiana in the U.S. House of Representatives. Mr. Moore also serves on the Board of Directors of Domtar Corporation.

Joseph F. Paquette, Jr.	Director since 2001 Age 73

Mr. Paquette retired in 1997 as Chairman and Chief Executive Officer of PECO Energy Company, a company engaged in the production, purchase, transmission, distribution, and sale of electricity and the distribution and sale of natural gas, a position he held since 1988. Before that, Mr. Paquette held positions with Consumers Power Company as President, and Senior Vice President and Chief Financial Officer, and with Philadelphia Electric Company as Chief Financial Officer. Mr. Paquette also serves on the Board of Directors of CMS Energy Corporation.

John K. Welch	Director since 2005 Age 57

Mr. Welch has been President and Chief Executive Officer since October 2005. Prior to joining USEC, he served as a consultant to several government and corporate entities. He was Executive Vice President and Group Executive, Marine Systems at General Dynamics Corporation from March 2002 to March 2003, and Senior Vice President and Group Executive, Marine Systems from January 2000 to March 2002. Prior to that, Mr. Welch held several executive positions over a ten-year period at General Dynamic’s Electric Boat Corporation, including President from 1995 to 2000. Mr. Welch currently serves on the Board of Directors of Battelle Memorial Institute, the U.S. Naval Academy Foundation and Precision Custom Components Inc.

GOVERNANCE OF THE COMPANY

Governance Information

Our Governance Guidelines

The Board of Directors recognizes that good corporate governance is an important means of protecting the interests of USEC’s shareholders, employees, customers, and the community. We have adopted Governance Guidelines, which serve as principles addressing the role of the Board of Directors in the areas of fiduciary oversight, independence, evaluation of the chief executive officer, and succession planning. The Governance Guidelines also set standards relating to the composition and operation of the Board of Directors and its committees, including standards relating to the selection and qualification of directors, evaluation of the Board and its committees, and director education. The Governance Guidelines are administered by the Board’s Nominating and Governance Committee, which regularly reviews director criteria and qualifications, and leads the performance assessments of the Board and its Committees. The Board annually assesses the adequacy and effectiveness of its Governance Guidelines. Copies of the current Governance Guidelines are available on our website at www.usec.com or upon written request, addressed to the Secretary, USEC Inc. at Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817.

Executive Sessions of Non-Management Directors

Our Governance Guidelines contemplate that non-management directors meet regularly in executive session. During 2007, the non-management directors met without management at regularly scheduled executive sessions, and Michael Armacost, Chairman of the Nominating and Governance Committee, presided at these executive sessions.

Communications with the Board of Directors

The Board has an established process to receive communications from shareholders and other interested parties. This process has been approved by a majority of the independent directors. Shareholders and other interested parties may contact the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group, by mail or electronically. To communicate with the Board of Directors, the presiding director for executive sessions of the non-management directors, or the non- management directors as a group, correspondence should be addressed to such recipient or recipients in care of USEC’s Secretary at the following address: c/o Secretary, USEC Inc., Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817.

To communicate electronically with the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group, shareholders should go to our website at www.usec.com. Under the Corporate Governance section, you will find a link to the e-mail address for writing an electronic message to the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group.

Director Independence

The New York Stock Exchange (“NYSE”) listing standards require that the boards of listed companies have a majority of independent directors and that audit, nominating and governance, and compensation committee members must all be independent as affirmatively determined by the Board. At its February 2008 meeting, after reviewing the NYSE standards of independence, the Board of Directors affirmatively determined that the following seven directors were independent: Mr. Armacost, Dr. Brown, Mr. Doyle, Mr. Habermeyer, Mr. Hall, Mr. Moore and Mr. Paquette. The basis for these determinations was that each of these seven directors (other than Mr. Habermeyer) had no relationships with the Company other than being a director and/or shareholder of the Company. The Board determined that Mr. Habermeyer had no material relationships with the Company, taking into consideration his service on the board of directors of Southern Company, a customer of USEC. All of the members of the Company’s Audit, Finance and Corporate Responsibility, Nominating and Governance, and Compensation committees are independent. James D. Woods, who retired from the Company’s Board in April 2007, was also independent.

Criteria for Board Membership

The Nominating and Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. This assessment includes the consideration of each director’s, or each nominee’s, business background, experience and capabilities complementary to other directors’ experience and capabilities, financial acumen, experience with government, willingness and ability to devote adequate time to the Company, integrity, and any other factor deemed appropriate, all in the context of an assessment of the perceived needs of the Board at that point in time. In addition, the Board considers the diversity of its members when considering a candidate.

The Nominating and Governance Committee identifies potential nominees by asking current directors to notify the Committee if they become aware of persons meeting the criteria described above, who might be available to serve on the Board. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described below, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Mr. Habermeyer and Dr. Madia, who were appointed directors by the Board in February 2008 and are nominated for election at the 2008 Annual Meeting of Shareholders, were identified by the Nominating and Governance Committee in consultation with a third-party search firm engaged by the Nominating and Governance Committee to assist in a director search.

Director Nominations by Shareholders

The Nominating and Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating and Governance Committee, a shareholder must comply with notification requirements in USEC’s bylaws. The bylaws require, among other things, that a shareholder must submit the recommendation in writing and must include the following information:

•	the name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the Board.

Under our bylaws, a shareholder’s nomination for director must be delivered to the Company’s Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting, unless the date of the next annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be received not later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the date of the annual meeting is made. Accordingly, shareholder nominations for director must be received by the Company between December 25, 2008 and January 24, 2009, in order to be considered timely, unless the Company gives notice that the date of the annual meeting is more than 30 days before, or more than 60 days after, April 24, 2009.

Code of Business Conduct

USEC has a Code of Business Conduct, applicable to all of our directors, officers and employees, that provides a summary of the standards of conduct that are at the foundation of our business operations. The code of business conduct states that we conduct our business in strict compliance with all applicable laws and addresses other important matters such as conflicts of interest and how violations of the code may be reported and will be handled. Each director, officer and employee must read the code of business conduct and sign a form stating that he or she has read, understands and agrees to comply with the code of business conduct. Our Business Conduct Committee is responsible for monitoring performance under the code of business conduct and for addressing any issues that arise with respect to the code. A copy of the code of business conduct is available on our website at www.usec.com or upon written request, addressed to the Secretary, USEC Inc. at Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817.

Transactions with Related Persons

The Board has adopted a policy and procedures for review, approval or ratification of transactions involving the Company and “related persons” (the Company’s directors and executive officers and shareholders owning five percent or greater of the Company’s outstanding stock, or their immediate family members). The policy covers any related person transaction that meets the minimum threshold for disclosure under the relevant SEC rules or that is otherwise referred to the Board for review. This generally includes transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest. Under this policy, related person transactions must be approved by the Nominating and Governance Committee, although the Chairman of the Board may direct that the full Board review specific transactions. The transaction must be approved in advance whenever feasible and, if not feasible, must be ratified at the Nominating and Governance Committee’s next meeting. In determining whether to approve or ratify a related person transaction, the Nominating and Governance Committee will take into account all factors it deems appropriate, including: whether the subject matter of the transaction is available from other non-affiliated sources; whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party; the extent of the related person’s interest in the transaction; and whether the transaction is in the best interests of the Company.

Management is responsible for the development and implementation of processes and controls to ensure that related person transactions are identified and that disclosure is made as required by law. To that end, currently we annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions.

USEC is party to a Cooperative Research and Development Agreement (“CRADA”), dated June 30, 2000, as amended, with UT-Battelle, LLC, under its contract with the U.S. Department of Energy (“DOE”) to manage DOE’s Oak Ridge National Laboratory. UT-Battelle, LLC is a joint venture between the Battelle Memorial Institute and the University of Tennessee. During 2007, William J. Madia was Executive Vice President of Laboratory Operations of the Battelle Memorial Institute and was on the Board of Governors of UT-Battelle, LLC. In 2007, USEC made payments to UT-Battelle, LLC under the CRADA totaling approximately $10 million, for USEC-funded work at the Oak Ridge National Laboratory relating to centrifuge technology. The Nominating & Governance Committee reviewed and approved this relationship in connection with Dr. Madia’s appointment to the Board in February 2008.

Corporate Governance Information

Shareholders will find information about our corporate governance practices on our website at www.usec.com. Our website contains information about our Board of Directors, Board committees, current copies of our bylaws and charter, committee charters, Code of Business Conduct and Governance Guidelines. Shareholders may obtain, without charge, hard copies of the above documents by writing to the Secretary, USEC Inc. at Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817.

Board and Committee Membership

Pursuant to the Delaware General Corporation Law, under which USEC is organized, our business, property, and affairs are managed under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials prepared for them by management, by participating in meetings of the Board and its committees and by other means.

It is the Board’s policy that all directors attend the annual meeting. We had eight directors at the time of the 2007 Annual Meeting, all of whom attended the 2007 Annual Meeting.

During 2007, the Board of Directors held 8 regular meetings and no special meetings. All directors attended 75% or more of the Board of Directors’ meetings and meetings of the committees on which they served. The average attendance of all directors at all Board and committee meetings in 2007 was 96%.

During 2007, the Board had designated four committees, each identified in the table below. All four committees are composed entirely of non-employee directors. The Board has adopted a written charter for each of these committees. The full text of each charter is available on the Company’s website located at www.usec.com.

In February 2008, the Board created a new Technology and Competition Committee.

The table below sets forth the membership of these committees as of February 28, 2008 and the number of meetings held in 2007:

	Audit, Finance						Regulatory and
	and Corporate				Nominating and		Government		Technology and
	Responsibility		Compensation		Governance		Affairs		Competition
Director	Committee		Committee		Committee		Committee		Committee

James R. Mellor							X
Michael H. Armacost	X				X	*
Joyce F. Brown			X		X
Joseph T. Doyle	X		X
H. William Habermeyer			X						X
John R. Hall			X	*	X
William J. Madia							X		X	*
W. Henson Moore	X						X	*
Joseph F. Paquette, Jr.	X	*							X
Number of Meetings in 2007	7		6		5		4		N/A

*	Chairman

The functions performed by our five standing committees are described below. USEC also had a pricing committee that met two times in 2007 in connection with the Company’s securities offering. The members of the pricing committee were Mr. Doyle, Mr. Paquette, and Mr. Welch.

Audit, Finance and Corporate Responsibility Committee

The Audit, Finance and Corporate Responsibility Committee represents and assists the Board with the oversight of: the integrity of the Company’s financial statements and internal controls, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function, and the performance of the independent auditors. In addition, the Committee is responsible for appointing, overseeing and terminating the Company’s independent auditors, and reviewing the Company’s accounting processes, financial controls, reporting systems, and the scope of the audits to be conducted. The Committee is also responsible for advising the Board regarding significant financial matters. The Committee meets regularly in executive session with the Company’s independent auditors and with the Company’s internal auditors.

The Board has determined that each member of the Audit, Finance and Corporate Responsibility Committee is an “independent director” in accordance with NYSE listing standards. Under the NYSE listing standards, all audit committee members must be “financially literate,” as that term is determined by the Board in its business judgment. Further, under the Securities and Exchange Commission’s (the “SEC”) rules, the Board must determine whether at least one member of the audit committee is an “audit committee financial expert,” as defined by the SEC’s rules. The Board has determined that all members of the Audit, Finance and Corporate Responsibility Committee are financially literate and that Mr. Paquette and Mr. Doyle qualify as “audit committee financial experts.”

Compensation Committee

The Compensation Committee’s responsibilities include annually reviewing the performance of the Chief Executive Officer and other senior management; overseeing and administering the Company’s executive compensation program and advising and making recommendations to the Board with respect thereto; and reviewing, overseeing and evaluating overall compensation programs and policies for the Company and its employees and making recommendations to the Board. The Compensation Committee is also responsible for periodically reviewing compensation for non-employee directors and making recommendations to the Board. The Compensation Committee also establishes annual performance objectives under the Company’s incentive programs and oversees administration of employee benefit plans. Additional information on the processes and procedures for consideration of executive and director compensation are addressed in the Compensation Discussion and Analysis.

The Board has determined that each member of the Compensation Committee is an “independent director” in accordance with NYSE listing standards.

Nominating and Governance Committee

The functions of the Nominating and Governance Committee include the following: identifying and recommending to the Board individuals qualified to serve as directors of the Company; recommending to the Board directors to serve on committees of the Board; advising the Board with respect to matters of Board composition and procedures; developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and overseeing the annual evaluations of the Chief Executive Officer, the Board and its committees. The Nominating and Governance Committee will consider director candidates recommended by shareholders in accordance with the procedures previously described under “Governance Information — Director Nominations by Shareholders.” In addition, the Nominating and Governance Committee is responsible for reviewing the Company’s Code of Business Conduct and overseeing the Company’s processes for monitoring compliance, and for reviewing and approving all transactions between the Company and any related person under the Company’s related person transaction policy described above.

The Board has determined that each member of the Nominating and Governance Committee is an “independent director” in accordance with NYSE listing standards.

Regulatory and Government Affairs Committee

The Regulatory and Government Affairs Committee’s responsibilities include monitoring the Company’s compliance with regulatory requirements, overseeing the Company’s initiatives with and involving various agencies of the United States government and applicable State governments, and advising the Board on regulatory and other governmental considerations in the Board’s deliberations and decision-making processes.

Technology and Competition Committee

The newly established Technology and Competition Committee’s responsibilities are expected to include providing oversight and guidance to management with respect to the Company’s technology initiatives (other than relating to American Centrifuge technology), informing the Board of significant energy policy and developments in enrichment technology, monitoring competition in the enrichment industry, and monitoring the Company’s intellectual property and information technology.

Compensation of Directors

Standard Non-Employee Director Compensation Arrangement

Annual compensation for non-employee directors covers service for the one-year term commencing at the annual meeting. The compensation was revised effective for the 2007 — 2008 term commencing at the 2007 annual meeting held on April 26, 2007 and is unchanged for the 2008 — 2009 term. Mr. Welch, President and Chief Executive Officer, did not receive separate compensation for his Board activities in 2007.

During the 2007 — 2008 term and in future years, non-employee directors receive an annual retainer of $180,000, consisting of $80,000 in cash and restricted stock units with a value of $100,000 under the USEC Inc. 1999 Equity Incentive Plan. These restricted stock units will vest on the first to occur of: (1) one year from the date of grant; (2) termination of the director’s service by reason of retirement, death or disability; or (3) change in control. No separate meeting fees are paid. The chairman of the Audit, Finance and Corporate Responsibility Committee receives an annual chairman’s fee of $20,000 in cash, the chairman of the Compensation Committee receives an annual chairman’s fee of $10,000 in cash, and the chairman of each other committee receives an annual chairman’s fee of $7,500 in cash. Directors have the option to receive their cash fees in restricted stock units. A director who elects to receive their cash fees in restricted stock units will receive an incentive payment of restricted stock units equal to 20% of the portion of the cash fees that the director elects to take in restricted stock units in lieu of cash. These incentive restricted stock units will vest on the first to occur of: (1) three years from the date of grant; (2) termination of the director’s service by reason of retirement, death or disability; or (3) change in control. All fees are payable at the beginning of the term. All non-employee directors are reimbursed for any reasonable expenses incurred in connection with their duties as directors of the Company.

During the 2006 — 2007 term, non-employee directors received an annual retainer of $65,000, consisting of $32,500 in cash and restricted stock units with a value of $32,500. Directors who had satisfied their stock ownership guidelines (described below) were eligible to receive the entire annual retainer in cash. Directors also received a grant of restricted stock units valued at $30,000 and a grant of 3,500 stock options. The chairman of the Audit, Finance and Corporate Responsibility Committee received an annual chairman’s fee of $20,000 in cash, the chairman of the Compensation Committee received an annual chairman’s fee of $10,000 in cash, and the chairman of each other committee received an annual chairman’s fee of $7,500 in cash. Meeting fees of $2,000 were paid for each Board meeting attended and $1,500 were paid for each committee meeting attended. A director who elected to receive their cash fees in restricted stock units received an incentive payment of restricted stock units equal to 20% of the portion of the cash fees that the director elected to take in restricted stock units in lieu of cash.

Amounts listed in the Director Compensation in Fiscal Year 2007 table include amounts paid during both the 2006 — 2007 and 2007 — 2008 terms. Except for the meeting fees paid in 2007 and the incentive restricted stock units paid on any meeting fees taken in restricted stock units in lieu of cash, all other amounts for the 2006 — 2007 term were paid in 2006.

Director Deferred Compensation Plan

Beginning in 2008, directors also have the option to defer all or a portion of their cash fees into the USEC Inc. Director Deferred Compensation Plan. This plan is intended to be a non-qualified deferred compensation plan that complies with the regulations of Section 409A of the Internal Revenue Code of 1986, as amended. Participants in the plan may defer up to a maximum of 100% and a minimum of 5% of cash director fees. A director may receive a distribution from the plan upon a qualifying distribution event such as a separation from service, disability, death, or in-service distribution, change in control or an unforeseeable emergency all as defined in the plan. Distributions from the plan will be made in cash in a lump sum, annual installments, or a combination of both, in the manner elected by the director and provided for in the plan. During 2008, no directors have elected to participate in the plan.

Arrangements with James R. Mellor

James R. Mellor, Chairman of the Board, receives an annual chairman’s fee of $100,000 in connection with his duties as Chairman of the Board. This is in addition to the annual compensation payable to all USEC non-employee directors.

Prior to February 1, 2007, the Company and Mr. Mellor were parties to an agreement under which Mr. Mellor provided counsel to the Chief Executive Officer and other assistance with the Company’s policies, commercial practices, external affairs and strategic planning, as well as fulfilled his duties as Chairman of the Board. Mr. Mellor was paid an annual fee of $400,000 and was expected to spend an average of 20 hours per week devoted to USEC matters. This fee was in addition to the annual compensation payable to all USEC non-employee directors. In addition, the Company agreed to reimburse Mr. Mellor for reasonable and necessary travel and living expenses incurred in the performance of his duties. This agreement became effective December 3, 2005 following completion of Mr. Mellor’s transition from his role as interim President and Chief Executive Officer and ended February 1, 2007.

Director Stock Ownership Guidelines

In order to more closely align directors’ interests with the interests of shareholders, directors are required to hold 25,000 shares of Company common stock. As an incentive to take more of their compensation in the form of Company stock, directors are eligible to receive incentive restricted stock units described above under “Standard Non-Employee Director Compensation Arrangement.”

Director Compensation in Fiscal Year 2007

	Fees Earned or	Stock	Option
Name	Paid in Cash(1)	Awards(2)	Awards(3)	Total

James R. Mellor	$41,667	$325,995	—	$367,662
Michael H. Armacost	$99,000	$99,992	—	$198,992
Joyce F. Brown	$90,000	$66,661	—	$156,661
Joseph T. Doyle	—	$162,667	$6,895	$169,562
John R. Hall	—	$232,378	—	$232,378
W. Henson Moore	$99,000	$99,992	—	$198,992
Joseph F. Paquette, Jr.	$111,500	$99,992	—	$211,492
James D. Woods	$9,600	$13,506	—	$23,106

(1)	The amounts shown in the Fees Earned or Paid in Cash column include the following:

•	Annual Retainers: Cash paid in 2007 to Mr. Armacost, Dr. Brown, Mr. Moore and Mr. Paquette for $80,000 cash portion of annual retainers for the 2007 — 2008 term. Mr. Mellor, Mr. Doyle, Mr. Hall and Mr. Woods elected to take all fees in restricted stock units in lieu of cash as shown in the Stock Awards column.

•	Committee Chairman’s Fees: Cash paid in 2007 to Mr. Moore and Mr. Paquette for annual committee chairman’s fees for the 2007 — 2008 term.

•	Meeting Fees: Cash paid to Mr. Armacost, Dr. Brown, Mr. Moore and Mr. Paquette for Board and Committee meeting fees for 2007 through April 26, 2007 (at which time separate meeting fees were no longer paid).

The amount shown in this column for Mr. Mellor includes one twelfth of his annual fee of $400,000 for the month of January 2007, described above under “Arrangements with James R. Mellor.” Mr. Woods retired effective April 26, 2007 and so the amount shown in this column for Mr. Woods includes cash paid in lieu of accrued meeting fees and incentive restricted stock units that would have been granted to him in May 2007.

(2)	The amounts shown in the Stock Awards column represents the compensation cost recognized by USEC in 2007 related to stock awards to directors, computed in accordance with Statement of Financial Accounting Standards No. 123 — Revised 2004, “Share Based Payment” (SFAS No. 123(R)) and do not reflect whether the director has actually realized a financial benefit from the award. For a discussion of valuation assumptions, see Note 15 to our consolidated financial statements included in our annual report on Form 10-K/A for the year ended December 31, 2007. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

Mr. Mellor, Mr. Doyle, Mr. Hall and Mr. Woods elected to take all fees in restricted stock units in lieu of cash and so amounts include $180,000 annual retainer for the 2007-2008 term, meeting fees through April 26, 2007, chairman fees, and incentive restricted stock units. Amount for Mr. Armacost, Dr. Brown, Mr. Moore and Mr. Paquette includes $100,000 annual retainer payable in restricted stock units. The amounts shown in the Stock Awards column for each of the non-employee directors includes the following grants of restricted stock units, which have the following grant date fair value, calculated using the closing price of USEC’s common stock on the date of grant in accordance with SFAS No. 123(R):

James R. Mellor

	Number of	Grant Date
Grant Date	Restricted Stock Units	Fair Value

01/10/07	162	$2,001
03/05/07	9,064	$120,007
03/14/07	134	$1,997
04/11/07	109	$2,007
05/11/07	8,364	$199,983

Total	17,833	$325,995

Michael H. Armacost, Joyce F. Brown, W. Henson Moore, and Joseph F. Paquette, Jr.

	Number of	Grant Date
Grant Date	Restricted Stock Units	Fair Value

05/11/07	4,182	$99,992

Total	4,182	$99,992

Joseph T. Doyle

	Number of	Grant Date
Grant Date	Restricted Stock Units	Fair Value

03/14/07	336	$5,006
04/11/07	109	$2,007
05/11/07	8,331	$199,194

Total	8,776	$206,207

John R. Hall

	Number of	Grant Date
Grant Date	Restricted Stock Units	Fair Value

01/10/07	405	$5,002
03/14/07	336	$5,006
04/11/07	190	$3,498
05/11/07	9,154	$218,872

Total	10,085	$232,378

James D. Woods

	Number of	Grant Date
Grant Date	Restricted Stock Units	Fair Value

01/10/07	405	$5,002
03/14/07	336	$5,006
04/11/07	190	$3,498

Total	931	$13,506

The aggregate number of stock awards, including shares of restricted stock and restricted stock units, outstanding at December 31, 2007 for each of the non-employee directors are as follows:

Number of Shares of
Restricted Stock or
Name	Restricted Stock Units

James R. Mellor	198,548
Michael H. Armacost	33,542
Joyce F. Brown	52,736
Joseph T. Doyle	11,506
John R. Hall	119,607
W. Henson Moore	40,939
Joseph F. Paquette, Jr.	60,712

(3)	The amounts shown in the Option Awards column represents the compensation cost recognized by USEC in 2007 related to stock option awards to directors, computed in accordance with SFAS No. 123(R) and do not reflect whether the director has actually realized a financial benefit from the award. For a discussion of valuation assumptions, see Note 15 to our consolidated financial statements included in our annual report on Form 10-K/A for the year ended December 31, 2007. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock option grants were made to directors in 2007 and other than a grant of 1,227 stock options made to Mr. Doyle on December 18, 2006, all other prior stock option grants to directors had been fully expensed prior to 2007. The following table shows the number of stock options held by each non-employee director as of December 31, 2007, all of which are immediately exercisable:

Number of Securities
Underlying
Name	Unexercised Options

James R. Mellor	211,876
Michael H. Armacost	16,750
Joyce F. Brown	17,250
Joseph T. Doyle	1,227
John R. Hall	47,222
W. Henson Moore	10,500
Joseph F. Paquette, Jr.	17,250

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 20, 2008, the beneficial ownership of the Company’s common stock for the following persons: (a) all shareholders known by the Company to beneficially own more than 5% of the common stock; (b) each of the Company’s directors; (c) the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly paid executive officers of the Company serving as executive officers at December 31, 2007; and (d) all of the Company’s directors and executive officers as a group. Unless otherwise indicated in the table, each person has the sole power to vote and dispose of the shares reported as beneficially owned by such person. Certain information in the table is based on information contained in filings made by the beneficial owner with the SEC.

	Common Stock
	Beneficially Owned(1)
Name of Beneficial Owner	Shares Owned		Percent of Class

FMR LLC(2) 82 Devonshire Street Boston, Massachusetts 02109	12,262,520		7.7%
Donald Smith & Co., Inc.(3) 152 West 57th Street New York, New York 10019	8,649,900		7.8%
Dimensional Fund Advisors LP(4) 1299 Ocean Avenue Santa Monica, California 90401	7,102,050		6.4%
Wellington Management Company, LLP(5) 75 State Street Boston, Massachusetts 02109	6,925,790		6.3%
Corriente Advisors, LLC(6) 201 Main Street, Suite 1800 Fort Worth, Texas 76102	5,577,282		5.0%
Directors
Michael H. Armacost	51,607	(7)	*
Joyce F. Brown	65,600	(7)	*
Joseph T. Doyle	14,285	(7)	*
H. William Habermeyer	10,000		*
John R. Hall	168,829	(7)	*
William J. Madia	—		*
James R. Mellor	411,424	(7)	*
W. Henson Moore	51,439	(7)	*
Joseph F. Paquette, Jr.	96,770	(7)	*
Officers			*
John K. Welch	304,966	(7)	*
John C. Barpoulis	68,529	(7)	*
Philip G. Sewell	349,657	(7)	*
Robert Van Namen	219,232	(7)	*
W. Lance Wright	91,343	(7)	*
Directors and all executive officers as a group (20 persons)	2,066,805	(8)	1.9%

*	Less than 1%

(1)	For purposes of computing the percentage of outstanding shares beneficially owned by each person, the number of shares owned by that person and the number of shares outstanding includes shares as to which such person has a right to acquire beneficial ownership within 60 days (for example, through the exercise of stock options or conversion of securities), in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(2)	According to the Schedule 13G/A filed with the SEC by FMR LLC and Edward C. Johnson 3d on February 15, 2008, the beneficial owner of 11,084,835 shares of the Company’s common stock is Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, and the beneficial owner of the remaining 1,177,685 shares is Pyramis Global Advisors, LLC, a wholly owned subsidiary of FMR LLC. The Schedule 13G/A states that the number of shares of common stock owned by the investment companies includes 2,482,435 shares of common stock resulting from the assumed conversion of $29,680,000 principal amount of the Company’s 3% convertible senior notes due October 1, 2014 (83.64 shares of common stock for each $1,000 principal amount of notes), and so in calculating the percentage of the class owned by FMR LLC we have assumed the conversion of the entire $575,000,000 principal amount of the Company’s 3% convertible senior notes. The predominant owners of Class B shares of common stock of FMR LLC representing 49% of the voting power of FMR LLC are members of the Edward C. Johnson 3d family. The Schedule 13G/A states that FMR LLC has sole voting power with respect to 1,178,485 shares and sole dispositive power with respect to 12,262,520 shares. For additional information on FMR LLC’s beneficial ownership please see the Schedule 13G/A.

(3)	The Schedule 13G filed on February 14, 2008 with the SEC by Donald Smith & Co., Inc. states that it has sole power to vote 6,426,062 shares and sole power to dispose of 8,649,900 shares. Donald Smith & Co., Inc. states in its Schedule 13G that all securities reported therein are owned by its advisory clients, no one of which, to its knowledge, owns more than 5% of the class of securities.

(4)	The Schedule 13G/A filed on February 6, 2008 with the SEC by Dimensional Fund Advisors LP states that it has sole power to vote and to dispose of 7,102,050 shares. Dimensional Fund Advisors states in its Schedule 13G/A that all securities reported therein are owned by its advisory clients, no one of which, to its knowledge, owns more than 5% of the class of securities. In its Schedule 13G/A, Dimensional Fund Advisors disclaims beneficial ownership of all such securities.

(5)	The Schedule 13G filed on February 14, 2008 with the SEC by Wellington Management Company, LLP states that it has sole power to vote 6,513,900 shares and sole power to dispose of 6,863,090 shares. Wellington Management Company, LLP states in its Schedule 13G that all securities reported therein are owned by its advisory clients, no one of which, to its knowledge, owns more than 5% of the class of securities.

(6)	According to the Schedule 13G/A filed with the SEC by Corriente Advisors, LLC and Mark L. Hart III on February 13, 2008, they are the beneficial owner of 5,577,282 shares of the Company’s common stock. The Schedule 13G/A states that both Corriente Advisors, LLC and Mark L. Hart III have sole voting and sole dispositive power with respect to 5,577,282 shares.

(7)	Includes shares subject to options granted pursuant to the USEC Inc. 1999 Equity Incentive Plan exercisable, as of February 20, 2008, or within 60 days from such date as follows: Mr. Armacost 16,750; Dr. Brown 17,250; Mr. Doyle 1,227; Mr. Hall 47,222; Mr. Mellor 211,876; Mr. Moore 10,500; Mr. Paquette 17,250; Mr. Welch 154,769; Mr. Barpoulis 35,970; Mr. Sewell 270,797; Mr. Van Namen 150,175; and Mr. Wright 50,334. Also includes restricted stock units that can be converted into USEC common stock within 60 days from February 20, 2008 as follows: Mr. Armacost 9,015; Dr. Brown 4,529; Mr. Doyle 3,058; Mr. Hall 20,761; Mr. Mellor 26,771; Mr. Moore 9,015; and Mr. Paquette 6,283.

(8)	Includes 1,033,168 shares subject to options granted pursuant to the USEC Inc. 1999 Equity Incentive Plan exercisable as of February 20, 2008, or within 60 days from such date. Includes 79,432 restricted stock units that can be converted into USEC common stock within 60 days from February 20, 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish us with copies of the reports. We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, except as follows, we believe that all required Section 16(a) reports were timely filed in 2007: Stephen S. Greene, an executive officer, filed an amended Form 3 on February 26, 2007 which included the late reporting of shares of common stock which had been omitted from his Form 3 filed on February 15, 2007. J. Tracy Mey, an executive officer, filed an amended Form 3 on March 13, 2007 which included the late reporting of shares of common stock which had been omitted from his Form 3 filed on January 29, 2007. John M.A. Donelson, Stephen S. Greene, Victor N. Lopiano, E. John Neumann, Russell B. Starkey, Jr., John K. Welch and W. Lance Wright, executive officers, each filed an amended Form 4 on March 30, 2007 which corrected the number of shares of restricted stock and/or stock options granted to them that was reported on their Form 4 filed on March 7, 2007. Russell B. Starkey, Jr., an executive officer, filed a Form 4 on August 6, 2007 which included the late reporting of shares of common stock surrendered by him to the Company on July 20, 2007 to satisfy his tax withholding obligation on shares of restricted stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of USEC’s executive compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. USEC specifically cautions investors not to apply these statements to other contexts.

Executive Summary

USEC is a global energy company that currently operates the only uranium enrichment plant in the United States. We are entering a critical transition period for our enrichment business as we move from the older gaseous diffusion enrichment technology to the advanced technology of the American Centrifuge through our deployment of the American Centrifuge Plant. The transition period has several challenges and opportunities and during this period our ability to attract, motivate and retain employees and executives with the requisite skills and experience to meet these challenges is essential to our success and to the creation of long-term value for our shareholders.

We began 2007 with a business plan focused on retiring or mitigating a number of key risks that faced the business and getting us to the next step with respect to the American Centrifuge program. At the beginning of 2007, when the annual performance goals were set, the financial outlook for 2007 included a projected net loss for the year in a range of $10 to $20 million combined with projected negative cash flows from operations for the year of negative $65 to $75 million. As reported in our Annual Report on Form 10-K/A for the year ended December 31, 2007, we ended 2007 with net income of approximately $97 million and cash flow from operations of approximately $109 million, a substantial improvement over our initial outlook. We also achieved a number of key business objectives in 2007, including (1) negotiating a five-year power contract that helps to manage our power costs and gave us access to additional power purchases that enable us to optimize operations; (2) initiating our Lead Cascade test program that involved the first group of American Centrifuge prototype machines operating in a closed-loop cascade configuration and producing nuclear fuel at commercial plant assay levels; and (3) raising net proceeds of approximately $775 million in the capital markets to fund our American Centrifuge program.

The Compensation Committee credited the contributions of management and other key employees for many of these achievements and value creation during 2007 and as a result the five executives named in the Summary Compensation Table that follows this discussion (whom we refer to as our named executive officers) were awarded annual incentive awards that were above target for 2007. Performance during 2007 will also be reflected in the three-year performance component of the Long-Term Incentive Program described below under Long-Term Incentive Compensation — Executive Incentive Plan, which covers the performance period March 1, 2006 through December 31, 2008.

Looking ahead toward 2008 and beyond, the Compensation Committee is particularly focused on retention of key executives and employees during this critical transition period and made several changes to the Company’s compensation program designed to achieve that objective while still maintaining a focus on pay-for-performance.

Compensation Philosophy and Objectives

The Compensation Committee oversees an executive compensation program designed to enable USEC to attract highly talented individuals and to reflect the Company’s philosophy that the majority of an executive’s compensation be based on his or her overall contribution to the success of the Company and the creation of long-term value for our shareholders. This pay-for-performance philosophy is the basis for the development of the Company’s executive compensation program. In keeping with this philosophy, the Compensation Committee has established the following objectives for the Company’s executive compensation program:

•	Compensation should be aligned with shareholders’ interests: The program seeks to align the interests of executives with the long-term interests of our shareholders by providing strong incentives to maximize long-term value for our shareholders. Long-term stock ownership by our executives is emphasized to provide ongoing alignment.

•	Compensation should support our business strategy: Our compensation program is designed to reinforce our underlying business strategy and objectives by rewarding successful execution of our business plan, with performance goals tied to our business plan. Our success is heavily dependent on our ability to attract and retain experienced executives who consistently deliver operational and financial results.

•	Compensation should reward performance: A substantial portion of the total compensation opportunity is variable and dependent upon the Company’s operating and financial performance.

•	Compensation opportunities should be market competitive: To accomplish these guiding principles, it is essential for the compensation and benefits programs to provide competitive compensation relative to the labor markets for our executives while maintaining fiscal responsibility for our shareholders.

•	Compensation and benefits programs should encourage long-term retention: Our compensation and benefits programs, including our retirement plans are intended to encourage retention and reward continuity of service, which is particularly important due to the unique skill sets of our executives.

The elements of direct compensation for the named executive officers are base salary, cash and restricted stock awards under the Company’s annual incentive program, and long-term incentive awards. The long-term awards include restricted stock, non-qualified stock options and a three-year performance component. Named executive officers are also eligible for other elements of indirect compensation, including retirement benefits and certain limited perquisites. In setting the terms of executive compensation, the Compensation Committee considers all elements of compensation, both direct and indirect. In addition, the Compensation Committee has instituted stock ownership guidelines for all executives providing an additional alignment between the interests of executives and shareholders.

Director compensation is established by the board of directors upon the recommendation of the Compensation Committee. In recommending director compensation, the Compensation Committee consults with Watson Wyatt Worldwide (“Watson Wyatt”), an independent compensation consultant. Watson Wyatt utilizes compensation information from a peer group of companies with board members with comparable experience to the Company’s Board. Watson Wyatt’s role is more fully described under “Setting Executive Compensation.”

Role of Executive Officers in Compensation Decisions

The Compensation Committee believes that input from management provides useful information and points of view to assist the Compensation Committee. The Chief Executive Officer and the Senior Vice President of Human Resources and Administration provide support to the Compensation Committee. The Chief Executive Officer gives the Compensation Committee performance assessments and compensation recommendations for each of the other named executive officers. Those recommendations are considered by the Compensation Committee with the assistance of the compensation consultant. The Chief Executive Officer and the Senior Vice President of Human Resources and Administration generally attend Compensation Committee meetings but are not present for the executive sessions or for any discussion of their own compensation. The Chief Financial Officer also attends Compensation Committee meetings as needed to report on financial items. Each Compensation Committee meeting usually includes an executive session without members of management present.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the Company’s executive compensation program to motivate executives to achieve the business goals set by the Company and to reward executives for achieving these goals.

In furtherance of this, the Compensation Committee has retained the services of Watson Wyatt. Watson Wyatt provides the Compensation Committee with independent compensation data, analysis and advice. Watson Wyatt reports to the Compensation Committee and under the Compensation Committee’s charter, the Compensation Committee has sole authority to retain and terminate the compensation consultant and to approve the consultant’s fees and other retention terms. Watson Wyatt does not do any work for USEC other than work performed for the Compensation Committee. Throughout 2007, Watson Wyatt worked closely with the Compensation Committee and attended all Compensation Committee meetings. Examples of projects assigned to Watson Wyatt included a market study of executive pay, an analysis of director compensation, and a review of the value of Company equity owned by officers.

Watson Wyatt utilizes compensation information from (1) a “Peer Group” of companies in specific industries in which we compete for executive talent, through a review of their proxy statements; and (2) general industry companies with revenues comparable to USEC’s through the pooled survey data described below.

Currently, as the only uranium enrichment company in the United States, USEC does not have direct publicly traded U.S. peers. Therefore, the Peer Group was selected by the Compensation Committee on the recommendation of Watson Wyatt and includes energy/utility and processing-oriented companies similar in size to the Company. The selected companies in the Peer Group are companies that fall within a reasonable range of comparison factors such as revenue and market capitalization, and/or that we may compete with for executive talent. The Peer Group was not picked on the basis of executive compensation levels. The Peer Group is different from the peer group index utilized in the performance graph included in our annual report on Form 10-K, which is more focused on companies with similar business attributes such as utilities with nuclear power generation capabilities, chemical processing companies, and aluminum companies (that are also large users of electric power).

The Peer Group is comprised of the following 15 companies:

		2006	12/31/07
	Ticker	Revenue	Market Cap
Company Name	Symbol	($MM)	($MM)	SIC Code	SIC Description
Frontier Oil Corp	FTO	4,760	4,297	2911	PETROLEUM REFINING
Western Refining Inc	WNR	4,199	1,632	2911	PETROLEUM REFINING
Holly Corp	HOC	4,023	2,769	2911	PETROLEUM REFINING
Bemis Co Inc	BMS	3,639	2,752	2670	CONVRT PAPR,PAPRBRD,EX BOXES
NSTAR	NST	3,578	3,869	4911	ELECTRIC SERVICES
Cytec Industries Inc	CYT	3,330	2,938	2890	MISC CHEMICAL PRODUCTS
Cabot Corp	CBT	2,616	2,176	2890	MISC CHEMICAL PRODUCTS
Arch Coal Inc	ACI	2,532	6,416	1220	BITUMINOUS COAL, LIGNITE MNG
PNM Resources Inc	PNM	2,472	1,647	4931	ELECTRIC & OTHER SERV COMB
Georgia Gulf Corp	GGC	2,428	228	2810	INDL INORGANIC CHEMICALS
Albemarle Corp	ALB	2,369	3,950	2890	MISC CHEMICAL PRODUCTS
FMC Corp	FMC	2,347	4,125	2800	CHEMICALS & ALLIED PRODUCTS
Hercules Inc	HPC	2,035	2,237	2890	MISC CHEMICAL PRODUCTS
USEC Inc	USU	1,849	994	2810	INDL INORGANIC CHEMICALS
Westar Energy Inc	WR	1,606	2,377	4931	ELECTRIC & OTHER SERV COMB
Arch Chemicals Inc	ARJ	1,435	908	2800	CHEMICALS & ALLIED PRODUCTS
50th Percentile		2,502	2,565

Peer Group compensation data is limited to publicly available information and therefore does not provide precise comparisons by position as offered by more comprehensive survey data. As a result, our Compensation Committee uses Peer Group data on a limited basis to analyze the competitiveness of our target compensation and our general compensation philosophy.

Because the Peer Group data is limited, our Compensation Committee also used commercially available survey data provided to it by Watson Wyatt to identify market-median and other market elements related to our 2007 compensation program. This survey data included the 2006/2007 Watson Wyatt Data Services Top Management Report, the 2007 Mercer Executive Compensation Survey, and a proprietary Watson Wyatt large company compensation survey. This survey data includes pooled compensation data from many companies and the findings are segregated by, for example, revenue level, number of employees, and industry. Using survey cuts of durable goods manufacturing organizations and general manufacturing organizations with comparable annual revenues, the Compensation Committee reviewed pooled compensation data for positions similar to those held by each named executive officer. In the case of Messrs. Welch and Barpoulis, the Compensation Committee also used a survey cut of metals and mining organizations with comparable annual revenues. The Compensation Committee is not provided with the names of the companies making up these surveys and is only privy to the statistical summaries provided in these surveys.

Based on the objectives outlined above, the Compensation Committee strives to set target opportunity compensation levels to be competitive with the market in which the Company competes for executive talent. Actual compensation may be above or below targets based on both the performance of the Company and of the individual. Executives may realize compensation above opportunity levels based on achieving outstanding results. This approach is intended to ensure that there is a direct relationship between the Company’s overall performance in the achievement of its financial, operational and strategic goals and each individual executive’s total compensation. In making its decisions on an individual’s compensation, the Compensation Committee considers the nature and scope of all elements of an executive’s total compensation package, the executive’s responsibilities and his or her effectiveness in supporting Company performance.

The Compensation Committee strives to align each component of the executive’s compensation as well as the total compensation opportunity with the competitive market and the Company’s objectives. Generally, as employees move to higher levels of responsibility with greater ability to influence the Company’s results, a greater proportion of pay will be “at risk” and dependent on Company performance. The Compensation Committee’s goal is to strike the appropriate balance among base salary, annual, and long-term incentives, and it may adjust the allocation of pay to best meet the Company’s objectives or maintain compensation equity with the competitive market in which the Company competes for executive talent.

The Compensation Committee believes that an understanding by executives of the philosophy and objectives described above and the total award opportunity is an essential aspect of the compensation program. The Compensation Committee supports initiatives that educate the executives about the total compensation program and reinforce how the program supports the Company’s compensation philosophy and objectives.

Elements of Executive Compensation

TOTAL DIRECT COMPENSATION

For 2007, total direct compensation for the named executive officers consisted of three key elements: base salary, performance-based annual incentive, and performance-based and time-based long-term incentive compensation. The chart below shows the relative proportion of each program (based on target levels):

Information Related to the CEO
Base Salary: $830,000
Target Annual Incentive: $830,000 (1X or 100% of base salary)
Target Long-Term Incentive: $1,660,000 (2X or 200% of base salary)

Fixed vs. Variable Pay	Short-Term vs. Long-Term Pay	Cash vs. Equity-Based Pay
Fixed 25% (Base Salary)	Short-Term 50% (Salary + Annual Incentive Value)	Cash 42% (Salary + 65% of Annual Incentive Value)

Variable 75% (Annual + Long-Term Incentive Value)	Long-Term 50% (Long-Term Incentive Value)	Equity-Based 58% (35% of Annual Incentive Value + Long-Term Incentive Value)

Information Related to the Other Named Executive Officers
Base Salary: $320,000 — $425,000 (Range)
Target Annual Incentive: $224,000 — $297,500 (.7X or 70% of base salary)
Target Long-Term Incentive: $416,000 — $552,500 (1.3X or 130% of base salary)

Fixed vs. Variable Pay	Short-Term vs. Long-Term Pay	Cash vs. Equity-Based Pay
Fixed 33% (Base Salary)	Short-Term 57% (Salary + Annual Incentive Value)	Cash 49% (Salary + 65% of Annual Incentive Value)

Variable 67% (Annual + Long-Term Incentive Value)	Long-Term 43% (Long-Term Incentive Value)	Equity-Based 51% (35% of Annual Incentive Value + Long-Term Incentive Value)

Observations Regarding Mix of Total Direct Compensation

•	The value of long-term incentives is generally about double that of the annual incentive to weight an executive’s compensation toward a focus on long-term rather than short-term goals.

•	The amount of variable or “at-risk” compensation is higher for the Chief Executive Officer than the other named executive officers in light of his greater responsibility and ability to influence the Company’s results.

•	Annual incentives are paid 65% in cash and 35% in restricted stock. If an executive has met his or her stock ownership guidelines, the amount of restricted stock received may be less as they may elect to receive a greater proportion of their annual incentive in cash. Alternatively, an executive may elect to receive a greater proportion of his annual incentive in restricted stock in lieu of cash.

Each year, using the resources and services of its compensation consultant, the Compensation Committee evaluates compensation levels for each of the executive officers of the Company. In setting compensation for 2007, the Compensation Committee reviewed and considered total compensation for each named executive officer, including a review of tally sheets that provide the value of (1) historic and current elements of each officer’s compensation (including savings plans, pension plans, health and welfare benefits and perquisites); (2) stock, stock options and restricted stock units held by the executive at year-end in the Company’s incentive and benefits plans; and (3) a review of compensation that would be paid upon termination of employment under various scenarios.

Base Salary

The base salary element of compensation is intended to provide a stable annual salary at a level consistent with individual contributions. The Compensation Committee recommends base salary levels for executive officers to the Board of Directors for its approval. The Compensation Committee consults with the Chief Executive Officer with respect to the recommended base salaries for the other officers.

In setting base salaries for the named executive officers for 2007, the Compensation Committee aimed to position base salaries within plus or minus 10% of the 50th percentile of the market, as determined using the market data provided to the Compensation Committee by Watson Wyatt, which includes a combination of commercially available pooled survey data and Peer Group data. Watson Wyatt averages the data from the Peer Group with the survey data to create the market data reviewed by the Compensation Committee. In setting individual base salaries, consideration was given to (1) the performance of the Company; (2) the individual performance of each executive; (3) the executive’s scope of responsibility in relation to other officers and key executives within the Company; and (4) any retention issues. In evaluating performance, the Compensation Committee considers the recommendations of the Chief Executive Officer with respect to the performance and contribution of individual named executive officers and also considers the performance measures under the Annual Incentive Program. Base salaries are set at the beginning of the year at the same time that annual incentive awards for the prior year are made under the Annual Incentive Program.

During 2007, the following adjustments were made to the base salaries for the named executive officers. Following these adjustments, the base salaries of the named executive officers were between approximately 94% and 110% of the 50th percentile of the market as determined by the compensation consultant. The Chief Executive Officer’s base salary was increased to 100% of the 50th percentile of the market.

Name	2006 Salary	Adjustment	2007 Salary

John K. Welch	$750,000	$80,000	$830,000
John C. Barpoulis	$340,000	$10,000	$350,000
Philip G. Sewell	$405,000	$20,000	$425,000
Robert Van Namen	$340,000	$31,000	$371,000
W. Lance Wright	$300,000	$20,000	$320,000

USEC is engaged in a complicated, unique and technologically sophisticated business, whose success will have a major impact on the nation’s energy independence. The success of our business depends on our ability to retain key executives, managers and other skilled personnel, some of whom have been involved in the development of centrifuge technology since the early 1980s and whose experience is virtually irreplaceable. In light of the unique qualifications and experience of our key executives and the importance of retaining these executives during the Company’s critical transition period, following a review of executive pay and consultation with its compensation consultant, the Compensation Committee determined to reposition 2008 base salaries to within plus or minus 10% of the 75th percentile of the market, as determined using market data provided to the Compensation Committee by Watson Wyatt. Accordingly, the following adjustments were made to the 2008 base salaries for the named executive officers. Following these adjustments, the base salaries of the named executive officers were between approximately 95% and 108% of the 75th percentile of the market as determined by the compensation consultant. The Chief Executive Officer’s base salary was increased to approximately 100% of the 75th percentile of the market.

Name	2007 Salary	Adjustment	2008 Salary

John K. Welch	$830,000	$70,000	$900,000
John C. Barpoulis	$350,000	$50,000	$400,000
Philip G. Sewell	$425,000	$45,000	$470,000
Robert Van Namen	$371,000	$39,000	$410,000
W. Lance Wright	$320,000	$50,000	$370,000

Increases in base salaries have the effect of increasing other elements of total compensation, including annual incentives, long-term incentives, and retirement benefits. In setting base salaries for the named executive officers, the Compensation Committee considers the effects of such increases on other elements of total compensation.

Annual Incentive

The Company has established an Annual Incentive Program to reward the achievement of critical annual financial and operational performance goals. Under the Annual Incentive Program, executive officers and certain other key employees have the opportunity to earn an annual incentive based on the achievement of pre-determined annual performance objectives. Executive officers may earn between 0% and 150% of their target annual incentive based on a combination of Company financial and individual performance measures described below. The Annual Incentive Program is a subset of the Company’s 1999 Equity Incentive Plan, a shareholder approved plan adopted in 1999.

Form of Awards.  Annual incentives are paid 65% in cash and 35% in restricted stock. The restricted stock portion of the award vests one year from the date of grant. The Compensation Committee determined that including a restricted stock component in the annual incentive provides the executive with an additional incentive to maintain shareholder value, further links Company management and shareholders, promotes executive ownership and acts as a management retention vehicle. As an incentive to take more annual incentive in the form of Company equity and to encourage significant ownership by management, if the executive chooses to take an additional portion of his annual incentive in restricted stock (that portion above the required 35% level), the executive will receive an incentive payment of restricted stock having a value equal to 20% of the portion of his annual incentive that he elects to take in restricted stock in lieu of cash. Of the named executive officers, Messrs. Welch, Barpoulis and Wright chose to take additional restricted stock in lieu of cash for their annual incentive awards for 2007.

If a named executive officer has met his stock ownership guidelines, he is viewed as having already built a significant ownership stake in the Company and is entitled to elect to receive all of his annual incentive in cash. If the named executive officer elects to receive any of his annual incentive in restricted stock, he would receive the 20% incentive payment on any portion of the annual incentive he elects to take in restricted stock in lieu of cash. If an executive falls behind in progress toward achieving his stock ownership guideline, the Compensation Committee may direct a portion of his annual incentive that would be otherwise provided in the form of cash into restricted stock. For 2007, Messrs. Sewell and Van Namen had satisfied their stock ownership guidelines and elected to receive their entire annual incentive awards in cash.

Target Levels.  Target annual incentive levels are set by the Compensation Committee in consultation with its compensation consultant. The Compensation Committee uses commercially available survey data

(previously described) and analysis by its compensation consultant to compare annual incentive payments to the market. For 2007, target levels were set based on a percentage of the executive’s base salary, as follows:

Position	Target Level	Rationale

CEO	100%
• Provides executives with the motivation and reward to perform at the highest level in achieving critical annual financial and operating objectives.

• Goal of targeting the named executive officers’ base salary plus the annual incentive to a competitive level.

Other named executive officers	70%

Performance Measures.  For 2007 annual incentive awards, our Compensation Committee set the performance measures as described in the table below:

Performance Measure	Weight	Rationale

Corporate Quantitative Goals • Net income per share (60%) • Cash flow from operations per share (40%)	55%	•	Net income and cash flow from operations are important measures of the Company’s operating results and liquidity, with a slightly greater emphasis on net income due to potential timing variances with cash flow from operations.

Key Performance Objectives • Individual performance measures weighted between 5% and 35%	45%	•	Based on the Company’s strategic initiatives and operating plan. The weight of each of the key performance objectives varied by individual based on their areas of responsibility.

Each corporate financial performance measure, or “corporate quantitative goal”, comprises threshold, target and maximum performance levels, which, if achieved, results in payments of 0%, 100% and 150% of that target financial performance measure component, respectively. Proportional payments are made for achievement between threshold, target and maximum performance levels. If the threshold corporate financial performance is not achieved, no amount is paid for that financial performance measure component. The threshold levels were set based on the Company’s budget for 2007 and the target and maximum levels were set based on stretch targets taking into account potential opportunities for management to effect positive impacts. The table below describes the corporate quantitative goal target and achievement levels for 2007.

Cash Flow from
	Net Income	Operations
Level	Per Share (60%)	Per Share (40%)

Maximum (150%)	$.80/share	$1.26/share
Target (100%)	$.23/share	$.11/share
Threshold (0%)	$(.11)/share	$(.57)/share
Actual Performance (146%)	$1.04/share (150%)*	$1.17/share (140%)

*	Performance exceeded the maximum award.

For 2007, the Compensation Committee set specific individual performance measures for our Chief Executive Officer and adopted specific individual performance measures recommended by the Chief Executive Officer for our remaining named executive officers (which flow down from the key performance objectives established for the Chief Executive Officer). The 2007 key performance objectives for the Chief Executive Officer and the other named executive officers included objectives aimed at the following six objectives. As detailed in the table below, the 2007 key performance objectives were all designed to achieve the Company’s strategic business plan and accordingly were designed to be achievable, but to require a substantial effort and initiative on the part of the individual named executive officers.

Key Performance Objective	Difficulty

Strengthening near-term performance of the business through efforts to control costs and increase revenues.	Achievement of initiatives relating to identifying new revenue sources and controlling costs involve substantial effort and initiative, including efforts with respect to contracting, negotiating electric power costs, and improving plant operations.
Meeting milestones relating to the Company’s American Centrifuge Plant under a 2002 agreement between the U.S. Department of Energy and the Company, and maintaining separative work unit (SWU) performance levels and plant deployment costs for the American Centrifuge Plant within budgeted levels.	The American Centrifuge project is a unique project and the Company’s deployment schedule and target cost estimate are ambitious; therefore achievement of this objective is subject to a number of uncertainties and involves substantial effort and initiative.
Achieving success in contracting with customers for output from the American Centrifuge Plant.	Contracting for output from the American Centrifuge Plant is challenging because of the uncertainties relating to the American Centrifuge Plant; therefore achievement of this objective involves substantial effort and initiative.
Maintaining a stable supply of Russian highly enriched uranium and appropriate restrictions on imports of low enriched uranium.	USEC purchases low enriched uranium from dismantled Soviet nuclear weapons under the Megatons to Megawatts nonproliferation program with Russia, which is a unique program. In addition, Russia has the largest nuclear fuel industry in the world and is aggressively seeking to expand its share of the world market, in particular the United States. Therefore, this objective is subject to a number of uncertainties and involves substantial effort and initiative.
Providing for the capital requirements of the American Centrifuge project and ensuring that the Company maintains sufficient liquidity for its operations and capital needs.	A significant amount of capital is required to achieve the commercial deployment of the American Centrifuge Plant and there are a number of uncertainties with respect to the Company’s ability to obtain financing; therefore the achievement of this objective involves substantial effort and initiative.
Improving organizational efficacy, performance and communication.	USEC is engaged in a complicated, unique and technologically sophisticated business and ensuring that the Company has adequate resources during its transition period involves substantial effort and initiative.

For individual named executive officers (other than the Chief Executive Officer), their particular objectives were a more detailed subset of these six objectives with a focus on such named executive officer’s functional area. For example, Mr. Barpoulis’ specific objectives as Chief Financial Officer generally related to financial and accounting matters; Mr. Sewell’s specific objectives as Senior Vice President American Centrifuge and Russian HEU generally related to operations and program management matters; Mr. Van Namen’s specific objectives as Senior Vice President, Uranium Enrichment generally related to uranium enrichment operations and marketing and sales matters; and Mr. Wright’s specific objectives as Senior Vice President, Human Resources and Administration generally related to functions providing centralized IT, human resources and security support to the Company. There are no individual performance factors in addition to, and separate from, the six factors listed in the table above and each of the named executive officers’ key performance objectives were designed to be difficult to achieve and to challenge the executive as set forth in the table above.

The Compensation Committee reviews and certifies the achievement level and incentive payment for each named executive officer under the Annual Incentive Program. The achievement levels and incentive payments approved by the Compensation Committee for the named executive officers for 2007 are summarized in the table below:

	Key Performance	Corporate	Annual Incentive
	Objective	Quantitative Goals	Award (as a
	Achievement Level	Achievement Level	percentage of
Name	(45%)	(55%)	target)

John K. Welch	113%	146%	131%
John C. Barpoulis	115%	146%	132%
Philip G. Sewell	109%	146%	129%
Robert Van Namen	113%	146%	131%
W. Lance Wright	109%	146%	129%

The Annual Incentive Program permits the Compensation Committee to adjust performance based criteria or awards in recognition of unusual or non-recurring events affecting the Company; however, in 2007 no adjustments were made.

Long-Term Incentive Compensation

The Compensation Committee is committed to long-term equity incentive programs for executives that promote the long-term growth and success of the Company. The long-term incentive compensation is designed to ensure that the executive decision-making process maintains a balanced focus on both immediate measures of success and on the effective growth and development of the business three to five years in the future. The Long- Term Incentive Program under the shareholder-approved 1999 Equity Incentive Plan permits the Compensation Committee to grant a variety of stock-based awards, including restricted stock, stock options and restricted stock units (RSUs).

Long-term incentives are designed to more closely align executive officers’ and other employees’ interests with those of the shareholders and are a key element and significant component of market-competitive total compensation. The Long-Term Incentive Program is designed to make annual grants of restricted stock and non-qualified stock options with vesting periods of three years to executive officers and other program participants. The Long-Term Incentive Program also includes a three-year performance component. In consultation with its compensation consultant, the Compensation Committee established stock option and restricted stock award levels that are designed to provide the executive with total direct compensation (base salary, annual incentives and long-term incentives) at a competitive level.

Annualized target award levels for named executive officers under the Long-Term Incentive Program for 2007 ranged from 130% to 200% of base salary depending on the executive’s position, and were comprised of the following (as more fully described below):

	Annualized Target		Percentage of Annualized Long-Term Incentive Value
	Long-Term Incentive Value		Restricted Stock	Stock Option	Executive
Position	(as a Multiple of Base Salary)		Awards	Awards	Incentive Plan

CEO	2.0	X	25%	25%	50%
Other named executive officers	1.3	X	27%	27%	46%

As previously described, in light of the unique qualifications and experience of our key executives and the importance of retaining these executives during the Company’s critical transition period, the Compensation Committee determined during 2008 to make certain changes to the Company’s compensation program. The Compensation Committee determined to reposition overall total direct compensation for the named executive officers and certain other executives to within plus or minus 10% of the 75th percentile of the market, as determined using market data provided to the Compensation Committee by Watson Wyatt. Accordingly, adjustments were made to the annualized target levels of restricted stock and nonqualified stock options granted to the named executive officers. These changes are described below.

Restricted Stock Awards.  Executive officers (and other program participants) receive an annual grant of restricted stock as a part of their long-term incentive. The value of the grant is equal to a percentage of the named executive officer’s base salary as follows:

	2007 Target %	2008 Target %
Name	(of base salary)	(of base salary)

John K. Welch	50%	75%
John C. Barpoulis	35%	60%
Philip G. Sewell	35%	60%
Robert Van Namen	35%	60%
W. Lance Wright	35%	40%

These shares are granted by the Compensation Committee at fair market value and vest ratably over three years. This grant of restricted stock has no performance component associated with it. It is a time-based award designed as a retention-based component in achieving market-based total direct compensation for the executive. It is also designed to help increase share ownership by the executive officers. It is the Compensation Committee’s belief that stock awards combined with the Company’s requirement for executive officers to hold significant levels of Company stock provide a direct incentive to achieve the longer-term performance goals for the Company.

Stock Option Awards.  Executive officers (and other program participants) also receive an annual grant of non-qualified stock options. The value of the grant is equal to a percentage of the named executive officers’ base salary as follows:

	2007 Target %	2008 Target %
Name	(of base salary)	(of base salary)

John K. Welch	50%	75%
John C. Barpoulis	35%	60%
Philip G. Sewell	35%	60%
Robert Van Namen	35%	60%
W. Lance Wright	35%	40%

Stock options are valued using the Black-Scholes methodology and are calculated with the assistance of the compensation consultant. It is the Company’s policy that stock option grants are made seven days after the release of the Company’s earnings and are awarded at the New York Stock Exchange’s closing price of the Company’s common stock on the date of grant. Stock option grants vest ratably over three years and expire five years after grant. Each executive officer’s 2007 grant of stock options is detailed on the Grants of Plan-Based Awards in Fiscal Year 2007 table. While a number of organizations have recently eliminated or significantly reduced stock option grants to executives, the Compensation Committee believes that stock options are a highly effective way to focus executives on ensuring the long-term performance of the Company. In addition, the Compensation Committee believes they are a highly effective tool in aligning the interests of the executive officers and shareholders toward sustained, long-term stock performance. Consequently, they remain a significant component of the incentive mix.

Executive Incentive Plan.  In April 2006, the Compensation Committee approved a new three-year performance component of the Company’s long-term incentive program (the “Executive Incentive Plan”) under the USEC Inc. 1999 Equity Incentive Plan, effective March 1, 2006. Each of the named executive officers participates in the Executive Incentive Plan. The Compensation Committee, in consultation with its compensation consultant, identified the need for a focused long-term program with measurable performance goals. The Executive Incentive Plan is designed to focus rewards on a limited number of highly important objective targets that if completed will significantly add to the long-term value of the business.

The Executive Incentive Plan is an objective, performance-based program which rewards participants for successful performance against financial and business strategy-based targets over a three-year period. The current performance period runs from March 1, 2006 through December 31, 2008 (the initial program reflects a shortened performance period due to implementation in the first quarter of 2006). Under the Executive

Incentive Plan, the Company’s named executive officers are awarded the right to earn shares of the Company’s common stock (or an equivalent amount of cash or restricted stock units settleable for cash).

Each participant’s target award is based on an annual percentage of his base salary at the start of the performance period as follows:

		Value of Target Award
		(based on a 3-year
	Annualized Value	performance period,
Name	(as a % of base salary)	as a % of base salary)

CEO	100%	300%
Other named executive officers	60%	180%

For this initial period, the annual target percentages were set based on the degree to which an individual’s efforts influence the Company’s long-term performance. In setting the award levels for the Executive Incentive Plan, the Compensation Committee worked closely with its compensation consultant. The consultant analyzed the three-year award opportunity both as a stand-alone award and as a part of the executive officers’ overall total compensation. Using both commercially available survey data and Peer Group data (as previously discussed), the Compensation Committee determined that these award levels were consistent with the market for similar-sized companies and that executive officers were receiving market competitive total compensation.

Actual payouts of these awards, if any, will be determined by performance of the Company during the period March 1, 2006 through December 31, 2008 against three pre-determined performance goals. Participants may receive from 80% (threshold) to 120% (maximum) of their target award based on performance, with performance below the 80% (threshold) level resulting in no award.

Performance Goal	Weight	Measure/Difficulty
Gross profit for 2008 as measured against internal targets	30%	The Compensation Committee believes that these internal gross profit targets are achievable yet require considerable effort and innovation on the part of the executive management team

USEC’s total shareholder return (TSR) for the period as measured against the S&P 500 total shareholder return (without dividends)	20%	Threshold: USEC TSR between the 45th and 54th percentile of the S&P 500
Target: USEC TSR between the 55th and 64th percentile of the S&P 500
		Maximum: USEC TSR at the 65th percentile or greater of the S&P 500

Two business performance targets	50%	Related to achieving USEC’s internal goals relating to the American Centrifuge program

• Achieving a specified economic performance of the centrifuge machine (50%)	Threshold: Performance level is within minus 10% of specified performance level
Target: Specified performance level* is achieved
Maximum: Performance level is 10% or more above specified performance level
		*The specified performance level is classified for purposes of national security.

• Completion of a financing plan for the Company’s American Centrifuge plant (50%)		Achievable yet requires considerable effort and innovation on the part of the executive management team

If USEC’s performance against these goals is below the threshold level, then no payout will be made. Amounts will be paid at target in the event of a change in control, regardless of the Company’s performance, and prorated amounts will be paid in accordance with performance in the event of certain qualifying terminations of service prior to the end of the performance period. Performance on all program targets must be approved and certified by the Compensation Committee prior to any award being paid.

The Compensation Committee believes that placing a significant portion of executive officer compensation opportunity in equity sends a clear message that a primary role of the executive officer is in building the long-term value of the Company, and that his own long-term wealth is tied to the long-term success of the Company.

INDIRECT COMPENSATION

Retirement Plans

The Company provides its executive officers with benefits that are described below and that are intended to be a part of a competitive compensation package that provides health, welfare and retirement programs comparable to those provided to employees and executives at other companies in similar industries. All employees of USEC Inc., including the named executive officers, are eligible to participate in the USEC Savings Program and the Employees’ Retirement Plan of USEC Inc. (other than certain American Centrifuge employees). In addition, named executive officers and other executives designated by the Company are entitled to participate in the 401(k) Restoration Plan and the Pension Restoration Plan. Effective January 1, 2008, the 401(k) Restoration Plan has been replaced with the USEC Inc. Executive Deferred Compensation Plan. Each of the named executive officers also participates in a supplemental executive retirement plan. The benefit plan descriptions here and in the Pension Benefits in Fiscal Year 2007 table provide an explanation of the major features of these benefit plans.

Savings Plan.  Named executive officers have the opportunity to participate in two defined contribution savings plans: The USEC Savings Program and the 401(k) Restoration Plan. Effective January 1, 2008, the 401(k) Restoration Plan has been replaced with the USEC Inc. Executive Deferred Compensation Plan.

The USEC Savings Program is a tax-qualified broad-based 401(k) employee savings plan. USEC Inc. employees, including the named executive officers, are able to contribute the lesser of up to 50% of their annual base salary or dollar limits established annually by the Internal Revenue Service (“IRS”). The Company will match 100% of the first 3% of pay that is contributed to the USEC Savings Program and 50% on the next 2% of pay contributed. Employee contributions are fully vested upon contribution and Company match contributions vest 50% after two years of service and 100% after three years of service.

In addition to the USEC Savings Program, during 2007 executives designated by the Company, including the named executive officers, could participate in the 401(k) Restoration Plan, which is a non-qualified deferred compensation plan. A participant was eligible to contribute to the 401(k) Restoration Plan only if the participant was contributing the maximum allowable by the IRS to the USEC Savings Program. Employee contributions were permitted up to 15% of taxable compensation, reduced by amounts contributed to the USEC Savings Program. The Company matched employee contributions at the rate that would apply if they had been contributed to the USEC Savings Program, reduced by Company matching contributions to the USEC Savings Program.

On October 31, 2007, the Board approved the USEC Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), effective beginning January 1, 2008. The Deferred Compensation Plan is intended to be a non-qualified deferred compensation plan that complies with the regulations of Section 409A of the Internal Revenue Code of 1986, as amended. The Deferred Compensation Plan replaces the 401(k) Restoration Plan. Account balances under the 401(k) Restoration Plan were transferred to the Deferred Compensation Plan. Participation in the Deferred Compensation Plan is not limited to the Company’s officers but also includes a select group of management and highly compensated employees. Participants in the Deferred Compensation Plan may defer up to a maximum of 90% and a minimum of 5% of base salary and a maximum of 100% and a minimum of 5% of cash bonus amounts received through the Company’s incentive compensation programs. The Company matches participant contributions under the Deferred Compensation Plan at the rate that would apply if they had been contributed to the USEC Savings Program without regard for any statutory limitations, reduced by amounts contributed to the USEC Savings Program. A participant may receive a distribution from the Deferred Compensation Plan upon a qualifying distribution event such as a separation from service, disability, death, or in-service distribution on a specified date, change in control or an unforeseeable emergency all as defined in the plan. Distributions from the Deferred Compensation Plan will be made in cash in a lump sum, annual installments, or a combination of both, in the manner elected by the participant and provided for in the plan.

Participants in the USEC Savings Program direct the investment of their account balances among various funds available under the plan. Deferred Compensation Plan accounts are deemed to be invested in a number of mutual funds made available for designation by the participant.

Pension Plans.  Named executive officers have the opportunity to participate in a qualified pension plan, a pension restoration plan and one of two supplemental executive retirement plans (each, a “SERP”).

The Employees’ Retirement Plan of USEC Inc. is a broad based, tax-qualified pension plan whose maximum benefits are limited by legislation, while the USEC Inc. Pension Restoration Plan is a non-qualified supplemental pension benefit that is designed to continue the accrual of pension benefits that exceed the legislated limits under the Employees’ Retirement Plan of USEC Inc. All officers, including the named executive officers, whose compensation exceeds the qualified plan limits are automatically enrolled in the USEC Inc. Pension Restoration Plan. Information regarding the calculation of benefits under the Employees’ Retirement Plan of USEC Inc. and the USEC Inc. Pension Restoration Plan can be found in the narrative accompanying the Pension Benefits in Fiscal Year 2007 table.

The Company also maintains two SERPs. The USEC Inc. 1999 Supplemental Executive Retirement Plan (the “1999 SERP”) was approved by the Compensation Committee in 1999 and Mr. Sewell is the only active participant. The Compensation Committee decided not to add any additional participants after 2001. The 1999 SERP provides Mr. Sewell with an annual benefit in the form of a monthly annuity equal to 55% of his final average compensation, with offsets for benefits received under the Company’s retirement programs and any U.S. government retirement program to which the Company contributed, and social security benefits. More information regarding the calculation of benefits payable to Mr. Sewell under the 1999 SERP can be found in the narrative accompanying the Pension Benefits in Fiscal Year 2007 table.

The USEC Inc. 2006 Supplemental Executive Retirement Plan (the “2006 SERP”) was approved by the Compensation Committee effective April 24, 2006. Messrs. Welch, Barpoulis, Van Namen and Wright are participants in the 2006 SERP. In early 2006, following a review of the Company’s executive retirement benefits by the compensation consultant, the Compensation Committee determined that the retirement benefit provided to senior executive officers under the Company’s retirement plans (other than Mr. Sewell, who was covered by the 1999 SERP) was not competitive with the market. Given the importance of each of these senior executives to the Company achieving its strategic and operating objectives, retention and motivation of these executives over the long-term is critical. Consequently, the Compensation Committee determined to implement a new SERP which rewards long-term service with enhanced retirement benefits.

As applicable to Mr. Welch, the 2006 SERP incorporates the terms of a SERP agreed to by the Company in September 2005 in connection with setting Mr. Welch’s initial terms of employment. At such time, the Compensation Committee determined, in consultation with its compensation consultant, that it was appropriate to offer a new, less expensive than the 1999 SERP, SERP to Mr. Welch in order to offer him a competitive total compensation package. The Company agreed to provide Mr. Welch with a SERP that generally provided for a benefit equal to 30% of final average pay with five years of service, increasing to 50% with ten or more years of service, with offsets for benefits received under the Company’s other retirement programs and social security benefits.

As applicable to other participants, the 2006 SERP provides for a monthly supplemental retirement benefit equal to 2.5% of final average pay, to a maximum benefit of 50% after 20 years of service, with offsets for benefits received under the Company’s other retirement programs and social security benefits. The Compensation Committee worked with its compensation consultant to determine the appropriate level of benefits to provide for participants under the 2006 SERP, which benefits are different than those provided to Mr. Welch. In determining to implement the 2006 SERP and determining the level of benefits to be provided, the Compensation Committee reviewed tally sheets that showed the value of total compensation paid to executives. More information regarding the calculation of benefits under the 2006 SERP can be found in the narrative accompanying the Pension Benefits in Fiscal Year 2007 table.

Participation in the 2006 SERP is contingent on the participant’s agreeing to comply with certain restrictive covenants relating to confidentiality, non-competition and non-solicitation of Company employees for a period of time following his termination of employment.

Severance Arrangements

Executive Severance Policy.  The Compensation Committee believes that in the absence of employment agreements between the Company and its key employees, it is appropriate to have a reasonable severance policy in place in order to attenuate concerns about short-term continuity of income and allow executives to focus on the Company’s business. Payment and benefit levels under the executive severance policy were set when this plan was put into place and were based on an assessment by the Compensation Committee of what was competitive and reasonable with respect to the intent of the program. The Compensation Committee periodically reviews the payment and benefit level under this plan.

Under its severance policy for executive officers, if an executive officer is terminated by the Company without cause, he is eligible to receive his current base salary and a prorated share of his current annual incentive (at target) up to the date of termination. In addition, as a severance payment he would receive a cash payment equal to one year’s base salary at his current rate and an amount equal to the average of his last three year’s annual incentive awards (both cash and restricted stock). He would also receive continuation of medical and dental coverage as well as life insurance paid for by the Company for one year after termination (or until he received similar coverage from a subsequent employer, whichever occurs first). Severance benefits are contingent upon the executive executing a release and agreeing to comply with certain restrictive covenants relating to confidentiality, non-competition and non-solicitation of Company employees for a period of time (generally 2.5 years) following his termination of employment. No severance is paid to an employee who is terminated for cause or who resigns voluntarily.

In addition, under the terms of the 1999 Equity Incentive Plan, if an employee is terminated by the Company other than for cause, all unvested restricted stock and stock options would vest and the employee would have up to one year to exercise all vested stock options. Awards under the Executive Incentive Plan would be pro-rated based on the period of time in which the participant was in the plan and would be paid out at the end of the three-year performance period.

Change in Control Agreements.  The Compensation Committee believes that change in control agreements are an important tool for executive retention and the retention of other key employees. The Company has entered into change in control agreements with each of the named executive officers. These agreements have an initial term of three years, which is automatically extended for additional one-year periods unless the Board of Directors has given notice of non-renewal. Upon a change in control, the agreements will expire no earlier than three years following the date that the change in control occurs. A change in control is generally defined as the acquisition by a person of 30% or more of the voting power of the Company, a change in the majority of the Company’s Board, the consummation of certain mergers or consolidations involving the Company, a sale or disposition of all or substantially all of the Company’s assets, or a liquidation of the Company.

Payment and benefit levels under the change in control agreements were set when these agreements were put into place and were based on an assessment by the Compensation Committee of what was competitive and reasonable with respect to the intent of the program. The Compensation Committee periodically reviews the payment and benefit level under these agreements.

The change in control agreements provide each named executive officer with certain benefits if there is a change in control of the Company and within three years after that change in control the Company terminates his employment for any reason other than cause, or the executive terminates his employment for “good reason” (as defined in the agreement). The Compensation Committee believes this “double trigger” is appropriate because the purpose of the change in control agreements is to provide enhanced severance protection and not to provide a windfall upon the change in control. These benefits are in lieu of any severance benefits the named executive officer would otherwise be eligible to receive under the Company’s severance policy. In order to receive these benefits, the named executive officer must comply with the non-competition, non-solicitation, and confidentiality provisions of the change in control agreement during the term of the agreement and for 2.5 years thereafter (five years in the case of the confidentiality provision).

Under the terms of each named executive officer’s change in control agreement, if within three years after a change in control he is terminated other than for cause or terminates his employment for “good reason”, he would receive a cash payment of his unpaid base salary through the date of termination plus all other amounts to which he was entitled under any compensation or benefit plan of the Company under the terms of such plans. In addition, as a change in control payment, he would receive a cash lump sum payment equal to 2.5 times the sum of his final base salary and his final average bonus (generally the average of his last three years’ annual incentive awards). In addition, under the terms of each agreement, the Company would provide him and his dependents with continuation of medical and similar benefits for 2.5 years following the occurrence of the change in control or, if sooner, until he is covered by comparable programs of a subsequent employer (and reduced to the extent he receives comparable benefits). In addition, the executive will receive 2.5 additional years of service for purposes of retirement plan benefits under the non-qualified pension plans. If the executive receives payments, whether or not under his or her agreement that would subject him to any federal excise tax due under section 4999 of the Internal Revenue Code, the executive will also receive a cash payment equal to the amount of such excise tax.

In addition, under the terms the 1999 Equity Incentive Plan, if an employee is terminated by the Company other than for cause or the employee terminates employment for “good reason,” all unvested restricted stock and stock options would vest and the employee would have up to one year to exercise all vested stock options. Awards under the Executive Incentive Plan would be paid out in full based on the target award on such a termination.

For details of payments under the above arrangements, see the Potential Payments Upon Termination or Change in Control table.

Perquisites

The Company maintains a limited number of perquisites for senior executive officers. These include an annual financial counseling allowance of $7,500 ($15,000 for the Chief Executive Officer) and an annual executive physical valued at approximately $4,000. In addition, the Company reimburses the Chief Executive Officer for annual dues for up to two business or golf organizations or clubs. Perquisites do not represent a significant compensation element for any of the named executive officers and the Company is not currently considering the addition of any additional perquisites in the near future.

Tax and Accounting Treatments of Elements of Compensation

In its deliberations, the Compensation Committee considers the potential impact of IRC Section 162(m). IRC Section 162(m) currently disallows a tax deduction for the Company for individual executive compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other three highest compensated officers (other than the Chief Financial Officer), other than compensation that is performance-based under a plan that is approved by the shareholders of the Company and that meets certain other technical requirements. Annual incentive awards and awards under the Executive Incentive Plan are intended to meet the performance-based compensation requirements, while base salary, long-term incentive awards of restricted stock and stock options and perquisites are not.

While the Compensation Committee designs certain components of executive compensation to preserve deductibility, it believes that shareholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee may from time to time approve compensation arrangements for certain officers that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of IRC Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under IRC Section 162(m) does in fact do so.

In addition, in structuring compensation arrangements, the Compensation Committee intends to permit participants to avoid potential tax penalties under IRC Section 409A. During 2007, the Compensation Committee and the Board approved a number of technical changes to the Company’s compensation arrangements for executive officers in order to facilitate compliance with IRC Section 409A. The Compensation Committee also takes into account the impact of potential gross-up payments by the Company to cover federal excise taxes due under section 4999 of the Internal Revenue Code.

The Compensation Committee considers the accounting and dilution impact of equity awards made to executive officers. We account for our equity incentive grants under SFAS No. 123(R) and use the Black-Scholes option pricing formula for determining the fair value of our stock option grants.

Stock Ownership Guidelines

Every executive officer and certain other employees must hold an ownership stake in the Company that is significant in comparison to their base salary. The Compensation Committee has established stock ownership guidelines which apply to all executive officers and certain other employees. The amount required to be retained varies depending on the executive’s position. These guidelines must generally be achieved within five years after the person becomes subject to the guidelines. The stock ownership guidelines that apply to each of the named executive officers as well as their achievement as of December 31, 2007 are shown in the table below:

		Number of	Stock
	Stock Ownership Guideline	Years of	Ownership as
Name	(number of shares)	Service	of 12/31/07

John K. Welch	300,000	2	150,197
John C. Barpoulis	65,000	2	32,559
Philip G. Sewell	65,000	6	78,860
Robert Van Namen	65,000	9	69,057
W. Lance Wright	65,000	4	41,009

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K (Section 229.402(b)) with management. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

John R. Hall, Chairman
Joyce F. Brown
Joseph T. Doyle
H. William Habermeyer

Summary Compensation Table

The following table sets forth information regarding the compensation of the Chief Executive Officer, the Chief Financial Officer, and the three other most highly paid executive officers of the Company serving as executive officers at December 31, 2007 (collectively, the “named executive officers”), for the years ended December 31, 2006 and 2007.

						Change in
						Pension
						Value and
						Non-Qualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and	Fiscal		Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	Salary	(1)	(2)	(3)	(4)	(5)	Total

John K. Welch	2007	$828,462	$1,477,617	$330,055	$65,025	$925,499	$66,295	$3,692,953
President and CEO	2006	$750,000	$931,392	$182,934	$0	$317,658	$49,650	$2,231,634
John C. Barpoulis	2007	$349,808	$281,543	$63,375	$168,232	$29,725	$9,000	$901,683
Senior Vice President and Chief Financial Officer	2006	$317,538	$255,836	$21,991	$190,326	$20,856	$8,800	$815,347
Philip G. Sewell	2007	$424,615	$328,585	$188,928	$544,926	$749,935	$0	$2,236,989
Senior Vice President, American Centrifuge and Russian HEU	2006	$401,423	$338,343	$91,437	$352,592	$695,653	$0	$1,879,448
Robert Van Namen	2007	$370,404	$215,500	$78,386	$473,866	$129,257	$26,466	$1,293,879
Senior Vice President, Uranium Enrichment	2006	$340,000	$361,559	$57,122	$296,003	$222,162	$20,437	$1,297,283
W. Lance Wright	2007	$319,615	$269,211	$66,935	$211,389	$213,867	$19,890	$1,100,907
Senior Vice President, Human Resources and Administration	2006	$300,000	$333,389	$28,075	$166,700	$67,611	$17,744	$913,519

(1)	The amounts shown in the Stock Awards column represents the compensation cost recognized by us in the applicable fiscal year related to stock awards to the named executive officers, computed in accordance with SFAS No. 123(R) and do not reflect whether the named executive officer has actually realized a financial benefit from the award. Amounts for 2007 include amounts taken into account in 2007 for awards granted in and prior to 2007 and do not include amounts for restricted stock awards expected to be made in March 2008 under the Company’s Annual Incentive Program for year ended December 31, 2007. Amounts for 2006 include amounts taken into account in 2006 for awards granted in and prior to 2006 and do not include amounts for restricted stock awards made in March 2007 under the Company’s Annual Incentive Program for year ended December 31, 2006. For a discussion of valuation assumptions, see Note 15 to our consolidated financial statements included in our annual report on Form 10-K/A for the year ended December 31, 2007 and Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2006. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	The amounts shown in the Option Awards column represent the compensation cost recognized by us in the applicable fiscal year related to option awards to the named executive officers, computed in accordance with SFAS No. 123(R). For a discussion of valuation assumptions, see Note 15 to our consolidated financial statements included in our annual report on Form 10-K/A for the year ended December 31, 2007 and Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2006.

(3)	The amounts shown in the Non-Equity Incentive Plan Compensation column constitute the cash portion of the annual incentive awards made to each of the named executive officers based on the Compensation Committee’s evaluation of each officer’s performance during the year. The amounts shown for 2007 include cash amounts earned under the Company’s Annual Incentive Program for the year ended December 31, 2007 and expected to be paid in March 2008. The amounts shown for 2006 include cash amounts earned under the Company’s Annual Incentive Program for the year ended December 31, 2006 and paid in March 2007. Mr. Welch elected to take his entire annual incentive award for 2007 of $1,086,678 and for 2006 of $912,533 in restricted stock in lieu of cash and was eligible to receive an incentive payment of restricted stock on the 65% he could have taken in cash. Messrs. Barpoulis and Wright elected to take an additional 20% of their annual incentive award for 2007 in restricted stock in lieu of cash (for a total of 48% of their annual incentive award in restricted stock and 52% in cash) and were eligible to receive an incentive payment of restricted stock on the 20% they could have taken in cash. Amounts for Messrs. Barpoulis and Wright for 2006 represent 65% of their annual incentive awards for 2006, with the remainder paid in restricted stock. Messrs. Sewell and Van Namen had satisfied their stock ownership guidelines and elected to take their entire annual incentive awards for 2007 and 2006 in cash and so the amount shown for them represents their entire annual incentive award for 2007 and 2006. Restricted stock granted to Messrs. Welch, Barpoulis and Wright for annual incentive awards for the year ended December 31, 2007 was granted in March 2008 and is not shown in the Summary Compensation Table for 2007. Restricted stock granted to Messrs. Welch, Barpoulis and Wright for annual incentive awards for the year ended December 31, 2006 was granted in March 2007 and is not shown in the Summary Compensation Table for 2006. This column also includes payouts made in 2007 to the named executive officers for a terminated performance program as follows: Mr. Welch, $65,025, Mr. Sewell, $160,779, Mr. Van Namen, $132,919 and Mr. Wright, $60,722. This performance program was terminated in March 2006 and awards were approved at that time based on performance achieved with payouts not to be made until originally planned in July 2007. This program was replaced with the Executive Incentive Plan.

(4)	The amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation earnings column represent the change in the actuarial present value of the named executive officer’s accumulated benefits under the Employees’ Retirement Plan of USEC Inc., the USEC Inc. Pension Restoration Plan and the USEC Inc. 2006 Supplemental Executive Retirement Plan (or, in the case of Mr. Sewell, the 1999 Supplemental Executive Retirement Plan) at December 31, 2007, as compared to December 31, 2006; and at December 31, 2006, as compared to December 31, 2005. None of our plans provide for above-market earnings on deferred compensation amounts, and as a result, the amounts reported here do not reflect any such earnings.

(5)	The amounts shown in the All Other Compensation column includes Company matching contributions made under the USEC Savings Program and the 401(k) Restoration Plan. For Mr. Welch, the amount shown in the All Other Compensation column also includes $30,403 for perquisites and other personal benefits received by him in 2007 and $19,650 for perquisites and other personal benefits received by him in 2006. These perquisites and other personal benefits (none of which exceeded the greater of $25,000 or 10% of the total amount of these benefits for Mr. Welch) include: (a) financial counseling; (b) golf club membership dues; (c) an annual physical; and (d) spouse travel and related expenses.

Grants of Plan-Based Awards in Fiscal Year 2007

The following table sets forth information concerning each grant of an award to a named executive officer in the year ended December 31, 2007 under any plan.

							All Other		All Other
							Stock		Option
		Date of		Estimated Possible			Awards:		Awards:		Exercise or	Grant Date
		Compensation		Payouts Under			Number of		Number of		Base Price	Fair Value
		Committee		Non-Equity Incentive			Shares of		Securities		Option	of Stock and
	Grant	Action		Plan Awards(1)			Stock or		Underlying		Awards	Option
Name	Date	(if different)		Threshold	Target	Maximum	Units		Options		($/Sh)	Awards(2)

John K. Welch	2/08/07			$0	$0	$0
	3/05/07	2/07/07	(3)				77,882	(4)				$1,031,158
	3/05/07	2/07/07	(3)				31,344	(5)				$414,995
	3/05/07	2/07/07	(3)						87,068	(6)	$13.24	$415,314
John C. Barpoulis	2/08/07			$0	$127,400	$191,100
	3/05/07	2/07/07	(3)				7,739	(4)				$102,464
	3/05/07	2/07/07	(3)				9,252	(5)				$122,496
	3/05/07	2/07/07	(3)						25,701	(6)	$13.24	$122,594
Philip G. Sewell	2/08/07			$0	$297,500	$446,250
	3/05/07	2/07/07	(3)				11,235	(5)				$148,751
	3/05/07	2/07/07	(3)						31,208	(6)	$13.24	$148,862
Robert Van Namen	2/08/07			$0	$259,700	$389,550
	3/05/07	2/07/07	(3)				9,807	(4)				$129,845
	3/05/07	2/07/07	(3)						27,243	(6)	$13.24	$129,949
W. Lance Wright	2/08/07			$0	$116,480	$174,720
	3/05/07	2/07/07	(3)				6,779	(4)				$89,754
	3/05/07	2/07/07	(3)				8,459	(5)				$111,997
	3/05/07	2/07/07	(3)						23,498	(6)	$13.24	$112,085

(1)	Amounts shown are estimated possible cash payouts under the Company’s 2007 Annual Incentive Program under the Company’s 1999 Equity Incentive Plan based on performance against 2007 corporate and individual performance goals at the threshold (0%), target (100%) and maximum (150%) levels. Actual payouts under the 2007 Annual Incentive Program were approved by the Compensation Committee in February 2008 and the cash portion of these payouts are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The amounts shown in the table above represent only the cash portion of the 2007 annual incentive awards. Under the Annual Incentive Program annual incentives are paid 65% in cash and 35% in restricted stock unless an executive elects to take a greater or lesser portion of their annual incentives in restricted stock. For 2007, Messrs. Sewell and Van Namen elected to take their entire annual incentive awards in cash and Messrs. Barpoulis, Welch and Wright elected to take 52%, 0% and 52%, respectively, of their annual incentive awards in cash, with the remainder in restricted stock. The stock portion of these awards is expected to be awarded in March 2008 and will be reflected in the Grants of Plan Based Awards table for 2008.

(2)	The value of the stock awards is based on the fair value of such award on the grant date, computed in accordance with SFAS No. 123(R).

(3)	These annual incentive awards were made by the Compensation Committee, effective as of a later date following the release of the Company’s audited financial results.

(4)	Includes shares of restricted stock granted to the named executive officers in 2007 under the Company’s Annual Incentive Program under the Company’s 1999 Equity Incentive Plan based on performance against corporate and individual performance goals in 2006. These shares vest on March 5, 2008.

(5)	Includes shares of restricted stock granted to the named executive officers in 2007 under the Company’s Long-Term Incentive Program under the 1999 Equity Incentive Plan. These shares will vest ratably over three years from the date of grant.

(6)	Includes non-qualified stock options granted to the named executive officers in 2007 under the Company’s Long-Term Incentive Program under the 1999 Equity Incentive Plan. These options will vest ratably over three years from the date of grant.

Outstanding Equity Awards at Fiscal Year-End December 31, 2007

The following table sets forth information regarding unexercised options, stock that has not vested, and outstanding equity incentive plan awards as of the year ended December 31, 2007 for each of the named executive officers.

	Option Awards					Stock Awards
											Equity
									Equity		Incentive
									Incentive		Plan Awards:
									Plan Awards:		Market or
									Number of		Payout
	Number of	Number of						Market	Unearned		Value of
	Securities	Securities				Number of		Value of	Shares,		Unearned
	Underlying	Underlying				Shares or		Shares or	Units or		Shares, Units or
	Unexercised	Unexercised		Option	Option	Units of Stock		Units of Stock	Other Rights		Other Rights
	Options	Options		Exercise	Expiration	That Have		That Have	That Have		That Have
Name	Exercisable	Unexercisable		Price	Date	Not Vested		Not Vested	Not Vested		Not Vested

John K. Welch	66,667	33,333	(1)	$11.00	10/03/10	129,904	(2)	$1,169,136	142,801	(3)	$1,285,209
	29,540	59,081	(4)	$12.09	3/28/11
		87,068	(5)	$13.24	3/05/12
John C. Barpoulis	8,655			$13.98	5/04/10	25,284	(6)	$227,556	38,842	(3)	$349,578
	9,374	18,748	(4)	$12.09	3/28/11
		25,701	(5)	$13.24	3/05/12
Philip G. Sewell	59,300			$8.50	7/31/11	20,833	(7)	$187,497	46,267	(3)	$416,403
	48,142			$7.02	8/07/12
	50,000			$7.00	8/06/13
	53,913			$8.05	2/10/09
	26,708			$16.90	3/23/10
	11,166	22,333	(4)	$12.09	3/28/11
		31,208	(5)	$13.24	3/05/12
Robert Van Namen	36,000			$8.50	7/31/11	17,954	(8)	$161,586	38,842	(3)	$349,578
	18,000			$7.00	8/06/13
	44,571			$8.05	2/10/09
	23,775			$16.90	3/23/10
	9,374	18,748	(4)	$12.09	3/28/11
		27,243	(5)	$13.24	3/05/12
W. Lance Wright	5,250			$8.05	2/10/09	22,409	(9)	$201,681	34,272	(3)	$308,448
	20,710			$16.90	3/23/10
	8,271	16,543	(4)	$12.09	3/28/11
		23,498	(5)	$13.24	3/05/12

(1)	These stock options will vest on October 3, 2008.

(2)	Shares of restricted stock vest as follows: 88,330 shares with a vesting date of March 5, 2008; 10,339 shares with a vesting date of March 28, 2008; 10,448 shares with a vesting date of March 5, 2009; 10,339 shares with a vesting date of March 28, 2009; and 10,448 shares with a vesting date of March 5, 2010.

(3)	Represents the number of shares to be earned based on achieving threshold performance goals under the Company’s Executive Incentive Plan with respect to the performance period March 1, 2006 to December 31, 2008. No awards will be made or shares will be earned until the end of the performance period and the actual number of shares earned will be based upon performance against the performance goals.

Please see the Compensation Discussion and Analysis for more information regarding the Executive Incentive Plan.

(4)	Stock options vest at the rate of 33 1/3% per year, with vesting dates of March 28, 2007, March 28, 2008 and March 28, 2009.

(5)	Stock options vest at the rate of 33 1/3% per year, with vesting dates of March 5, 2008, March 5, 2009, and March 5, 2010.

(6)	Shares of restricted stock vest as follows: 10,823 shares with a vesting date of March 5, 2008; 3,281 shares with a vesting date of March 28, 2008; 1,731 shares with a vesting date of May 4, 2008; 3,084 shares with a vesting date of March 5, 2009; 3,281 shares with a vesting date of March 28, 2009; and 3,084 shares with a vesting date of March 5, 2010.

(7)	Shares of restricted stock vest as follows: 3,745 shares with a vesting date of March 5, 2008; 1,781 shares with a vesting date of March 23, 2008; 3,908 shares with a vesting date of March 28, 2008; 3,745 shares with a vesting date of March 5, 2009; 3,909 shares with a vesting date of March 28, 2009; and 3,745 shares with a vesting date of March 5, 2010.

(8)	Shares of restricted stock vest as follows: 3,269 shares with a vesting date of March 5, 2008; 1,585 shares with a vesting date of March 23, 2008; 3,281 shares with a vesting date of March 28, 2008; 3,269 shares with a vesting date of March 5, 2009; 3,281 shares with a vesting date of March 28, 2009; and 3,269 shares with a vesting date of March 5, 2010.

(9)	Shares of restricted stock vest as follows: 9,599 shares with a vesting date of March 5, 2008; 1,381 shares with a vesting date of March 23, 2008; 2,895 shares with a vesting date of March 28, 2008; 2,820 shares with a vesting date of March 5, 2009; 2,895 shares with a vesting date of March 28, 2009; and 2,819 shares with a vesting date of March 5, 2010.

Option Exercises and Stock Vested in Fiscal Year 2007

The following table sets forth information regarding each exercise of stock options and each vesting of restricted stock during the year ended December 31, 2007 for each of the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting(1)

John K. Welch	—	—	29,933	$442,843
John C. Barpoulis	—	—	8,534	$137,450
Philip G. Sewell	—	—	10,108	$161,524
Robert Van Namen	—	—	17,170	$257,529
W. Lance Wright	—	—	16,558	$243,573

(1)	Amounts reflect the market value of the stock on the day the stock vested.

Pension Benefits in Fiscal Year 2007

We maintain the Employees’ Retirement Plan of USEC Inc., a tax-qualified defined benefit plan that provides retirement benefits to eligible employees. Section 415 and Section 401(a)(17) of the Internal Revenue Code generally place a limit on the amount of annual pension that can be paid from a tax-qualified plan as well as on the amount of annual earnings that can be used to calculate a pension benefit. However, we maintain the USEC Inc. Pension Restoration Plan that pays eligible employees the difference between the amount payable under the tax-qualified plan and the amount they would have received without the qualified plan’s limits. We also maintain two supplemental executive retirement plans (each, a “SERP”) in order to provide additional retirement benefits to executives to be competitive with the market. Mr. Welch, Mr. Barpoulis, Mr. Van Namen, and Mr. Wright participate in the USEC Inc. 2006 Supplemental Executive Retirement Plan (the “2006 SERP”) and Mr. Sewell is the sole active participant in the USEC Inc. 1999 Supplemental Executive Retirement Plan (the “1999 SERP”). The USEC Inc. Pension Restoration Plan and the SERPs are unfunded and are subject to forfeiture in the event of insolvency.

The following table shows benefits that the named executive officers are entitled to under the Employees’ Retirement Plan of USEC Inc. (the “Retirement Plan”), the USEC Inc. Pension Restoration Plan (the “Pension Restoration Plan”), and the applicable SERP.

			Present Value of
		Number of Years of	Accumulated	Payments During
Name	Plan Name	Credited Service	Benefit(1)	Last Fiscal Year

John K. Welch	Retirement Plan	2 yr. 3 mos.	$73,586	$0
	Pension Restoration Plan	2 yr. 3 mos.	$313,729	$0
	2006 SERP	2 yr. 3 mos.	$969,266	$0
John C. Barpoulis	Retirement Plan	2 yr. 9 mos.	$39,743	$0
	Pension Restoration Plan	2 yr. 9 mos.	$34,137	$0
	2006 SERP	2 yr. 9 mos.	$0	$0
Philip G. Sewell	Retirement Plan	6 yrs. 7 mos.	$249,398	$0
	Pension Restoration Plan	6 yrs. 7 mos.	$550,244	$0
	1999 SERP	6 yrs. 7 mos.	$3,677,085	$0
Robert Van Namen	Retirement Plan	9 yrs.	$125,019	$0
	Pension Restoration Plan	9 yrs.	$251,721	$0
	2006 SERP	9 yrs.	$193,081	$0
W. Lance Wright	Retirement Plan	4 yrs. 4 mos.	$119,990	$0
	Pension Restoration Plan	4 yrs. 4 mos.	$140,801	$0
	2006 SERP	4 yrs. 4 mos.	$123,511	$0

(1)	In determining the present value of each participant’s pension benefit, a 6.21% discount rate is assumed. An interest rate of 6.55% is used in converting 2006 SERP annuities into lump sums, which is consistent with plan provisions, reflecting the un-annualized Moody’s Aa index bond yield of 5.8% plus 75 basis points.

The Retirement Plan and Pension Restoration Plan benefits shown in the table above are net present values. As of December 31, 2007, Benefits under the Retirement Plan and the Pension Restoration Plan are not payable as a lump sum (except that under the terms of the plan, Mr. Van Namen is eligible to receive a lump sum for any benefit accrued prior to 2001). Effective January 1, 2008, Benefits under the Pension Restoration Plan are payable to a participant in the form of a lump sum or an annuity (at the election of the participant within the first 30 days of participation). The normal form of payment under the Retirement Plan is a single life annuity or a 50% joint and survivor annuity. Retirement benefits are calculated under the following three formulas, with the formula that gives the participant the largest benefit used for the final calculation:

•	Regular Formula: The monthly benefit under the “Regular Formula” is calculated as 1.2% of final average monthly compensation (base salary plus annual bonus) times years and months of credited service plus $110. There are no offsets to this benefit.

•	Alternate Formula: The monthly benefit under the “Alternate Formula” is calculated as 1.5% of final average monthly compensation (base salary plus annual bonus) times years and months of credited service minus 1.5% times actual or projected monthly primary social security benefit times years and months of credited service up to 33? years (up to a maximum of 50% of the actual or projected monthly social security benefit).

•	Minimum Formula: The monthly benefit under the “Minimum Formula” is calculated as $5 multiplied by the first ten years and months of credited service, plus $7 multiplied by the next ten years and months of credited service, plus $9 times the years and months of credited service in excess of 20 years, plus 10% of the final average monthly compensation as calculated under the Regular Formula plus $110. There are no offsets to this benefit.

An employee’s final average monthly compensation includes base salary plus annual incentive compensation, including cash and restricted stock, and does not include the value of any equity or other award under the Company’s Long-Term Incentive Program. Pension plan benefits are determined, in part, using the employee’s actual age and credited service. The normal retirement age under the Retirement Plan and Pension Restoration Plan is 65. An employee is eligible for early retirement without any reduction in benefits (1) if the employee has completed at least 10 years of service and has attained the age of 62; or (2) if the sum of the employee’s age and years of service equals 85 or greater. In addition, an employee is eligible for early retirement after completing 10 years of credited service and attaining the age of 50, with a 3% reduction in the benefit for each year that benefits commence before the age of 62. As of December 31, 2007, Mr. Sewell was eligible for early retirement with a benefit reduction. He was the only named executive officer eligible for normal or early retirement under the Retirement Plan and Pension Restoration Plan. As a practice, the Company does not provide additional years of age or service (except under the change in control agreements) and no named executive officer has been credited with additional years of age or service for purposes of computing a retirement benefit, under the Retirement Plan or the Pension Restoration Plan.

The 1999 SERP provides an annual benefit in the form of a monthly annuity equal to 55% of final average compensation, with offsets for (1) any benefits received under the Company’s other retirement programs and any U.S. federal governmental retirement program to which the Company has contributed on the participant’s behalf; and (2) social security benefits should the participant be eligible for such benefit. Final average compensation for this purpose includes base salary and annual incentive compensation, including cash and restricted stock, earned for the three years preceding the participant’s date of termination, divided by three. The normal retirement age under the 1999 SERP is 62. Early retirement benefits are based on the same formula as normal retirement, but the benefit is reduced 3% for each year prior to age 62 that the participant retires. Mr. Sewell is eligible for reduced early retirement benefits under the 1999 SERP.

Participants in the 2006 SERP will generally accrue a monthly supplemental retirement benefit equal to 2.5% of their final average compensation, to a maximum benefit equal to 50% of the final average compensation after 20 years of service. For Mr. Welch, no supplemental retirement benefit is accrued until five years of service, at which point Mr. Welch’s benefit is equal to 30% of final average compensation. With seven years of service, this benefit increases to 40% of final average compensation and with ten or more years of service increases to 50% of final average compensation. Final average compensation under the 2006 SERP includes salary and annual incentive compensation, including cash and restricted stock, paid (or vested, in the case of restricted stock) for the three years preceding the participant’s date of termination. The normal retirement age under the 2006 SERP is 62. Benefits are reduced by 3% for each year the executive commences payment of benefits prior to age 62. Monthly benefits payable under the 2006 SERP to a participant are offset by the amount the participant is eligible to receive under the Company’s other retirement plans and social security. Participants are generally vested in their benefits under the 2006 SERP after five years of service, although vesting will be accelerated in the event of the participant’s death or termination of employment as a result of disability or in the event of a change in control of the Company. A minimum monthly supplemental retirement benefit equal to 10% (20% for Mr. Welch) of final average compensation applies where vesting is so accelerated.

Benefits under the 2006 SERP are generally payable to a participant in the form of a lump sum (or an annuity at the election of the participant within the first 30 days of participation) when the participant retires after attaining age 62, even where vesting has been accelerated and/or the minimum monthly supplemental retirement benefit applies due to the participant’s disability or a change in control of the Company. Where a participant is terminated for cause (as defined in the 2006 SERP) or where a participant violates certain restrictive covenants, the participant’s benefits will be forfeited whether or not then vested and subject to repayment to the Company to the extent already paid to the participant.

Nonqualified Deferred Compensation in Fiscal Year 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY(1)	in Last FY(2)	in Last FY(3)	Distributions	at Last FYE(4)

John K. Welch	$34,081	$26,892	$3,745	$0	$109,500
John C. Barpoulis	$0	$0	$0	$0	$0
Philip G. Sewell	$0	$0	$0	$0	$0
Robert Van Namen	$15,866	$17,466	$21,026	$0	$144,875
W. Lance Wright	$9,222	$10,890	$4,297	$0	$48,191

(1)	Amount represents executive’s contributions to the USEC Inc. 401(k) Restoration Plan. These amounts are also included in the Summary Compensation Table in the Salary column.

(2)	Amount represents the Company’s contributions to the USEC Inc. 401(k) Restoration Plan. These amounts are also included in the Summary Compensation Table in the All Other Compensation column.

(3)	Amount represents earnings on the USEC Inc. 401(k) Restoration Plan during 2007.

(4)	Amount represents the aggregate balance for the named executive officers as of December 31, 2007 under the USEC Inc. 401(k) Restoration Plan. Amount includes the executive’s contributions to the USEC Inc. 401(k) Restoration Plan in 2006, as previously reported as compensation in the Summary Compensation Table in the Salary column as follows: Mr. Welch $22,500; Mr. Van Namen $9,524; and Mr. Wright $7,290. Amount includes the Company’s contributions to the USEC Inc. 401(k) Restoration Plan in 2006, as previously reported as compensation in the Summary Compensation Table in the All Other Compensation column as follows: Mr. Welch $21,200; Mr. Van Namen $11,637; and Mr. Wright $8,944.

Potential Payments Upon Termination or Change in Control

The table below shows potential payments to our named executive officers under existing agreements, plans or arrangements for various scenarios involving a termination of employment or a change in control of the Company. The table assumes a December 31, 2007 termination date and is based on the named executive officers’ compensation and service levels as of that date. Where applicable, the table uses the closing price of our common stock of $9.00 as reported on the New York Stock Exchange as of December 31, 2007. The benefits in the table below are in addition to certain benefits available generally to salaried employees, such as accrued salary and vacation pay and distributions of plan balances under the USEC Savings Program.

Due to the number of factors that affect the nature and amounts of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

Payments Made Upon Termination

Under the Company’s severance policy for executive officers, if an executive officer is terminated by the Company without cause, he is eligible to receive the following:

•	his current base salary and a pro-rated share of his current annual incentive (at target) up to the date of termination;

•	a cash severance payment equal to one year’s base salary at his current rate and an amount equal to the average of his last three year’s annual incentive awards (both cash and restricted stock); and

•	continuation of medical and dental coverage as well as life insurance paid for by the Company for one year after termination (or until he receives similar coverage from a subsequent employer, whichever occurs first).

Severance benefits are contingent upon the executive executing a release and agreeing to comply with certain restrictive covenants relating to confidentiality, non-competition and non-solicitation of Company employees for a period of time (generally 2.5 years) following his termination of employment. No severance is paid to an employee who is terminated for cause or who resigns voluntarily.

Payments Made Upon a Change in Control

The Company has entered into change in control agreements with each of the named executive officers. Pursuant to these agreements, if the executive’s employment is terminated by the Company without cause or by the executive for “good reason” (as defined in the agreement) within three years following a change in control, the named executive officer will receive (in lieu of any severance benefits under the Company’s severance policy described above) the following:

•	a cash lump sum payment of his unpaid base salary through the date of termination, plus all other amounts to which he was entitled under any of the Company’s compensation or benefit plans under the terms of such plans.

•	a cash lump sum payment equal to 2.5 times the sum of the executive’s annual base salary as in effect on the date of termination and the average of the three most recent annual incentive bonuses paid to the executive prior to the date of termination (whether paid in the form of cash or in grants of restricted stock). Any annual incentive bonus paid to an executive during the prior three years that was pro-rated or otherwise adjusted because the executive was not employed by the Company during the entire period to which the bonus related is annualized for purposes of the calculation of the executive’s average bonus. If the executive has experienced a change in position that has affected the executive’s annual bonus opportunity, any annual bonus paid to the executive with respect to a period prior to the change in position is not included in the calculation of the executive’s average bonus. If the executive has not been paid at least three annual bonuses prior to the date of termination that are includable in the calculation of the executive’s average bonus, the executive’s average bonus is an amount equal to the average of such lesser number of annual bonuses. If the executive has not been paid at least one annual bonus prior to the date of termination that is includable in the calculation of the executive’s average bonus, the executive’s average bonus is an amount equal to the executive’s annual target bonus as in effect on the date of termination.

•	continuation of medical and similar benefits for 2.5 years following the change in control, or, if sooner, until he is covered by comparable programs of a subsequent employer (and reduced to the extent he receives comparable benefits).

•	two and one-half additional years of service for purposes of vesting, eligibility and benefit accrual under the Company’s retirement plans.

•	in the event the executive receives payments that would subject him to any federal excise tax due under section 4999 of the Internal Revenue Code, he would also receive a cash payment equal to the amount of such excise tax. The calculation of the 280G gross-up amount in the tables below is based upon a 280G excise tax rate of 20% and a 35% income tax rate.

In order to receive these benefits, the executive must comply with the non-competition, non-solicitation and confidentiality provisions of the change in control agreement during the term of the agreement and for 2.5 years thereafter (five years in the case of the confidentiality provision). For purposes of the 280G calculation we have not assumed that any amounts will be discounted as attributable to reasonable compensation or that any value will be attributed to executive’s being bound by the agreements regarding non-competition, non-solicitation and confidentiality contained in their change in control agreements, because these amounts are too subject to the facts and circumstances in place at the time of payment to be capable of valuation.

Equity Awards

If the executive’s employment is terminated by the Company without cause or is terminated by reason of the executive’s death, disability, or retirement (normal retirement or unreduced early retirement), all of the executive’s shares of restricted stock and unvested stock options will become vested. In addition, the executive will receive an award under the Company’s Executive Incentive Plan, valued and paid at the end of the current performance period ending December 31, 2008. This award would be pro-rated to reflect the executive’s actual time of participation during the performance period. See the Compensation Discussion and Analysis for more information about the Executive Incentive Plan.

If the executive’s employment is terminated for cause or if the executive voluntarily terminates employment, all of the executive’s restricted stock and unvested stock options will be cancelled and forfeited. The executive would forfeit any award opportunities under the Executive Incentive Plan.

Upon a change in control, all of the executive’s shares of restricted stock and unvested stock options will become vested. In addition, the executive will receive an award under the Company’s Executive Incentive Plan for the current performance period ending December 31, 2008. The date of the change in control would be deemed to be the end of the performance period and the awards would be calculated assuming achievement of all applicable performance goals at target level.

The table below includes the intrinsic value (that is, the value based on the Company’s stock price and, in the case of options, less the exercise price) of stock options and restricted stock that would become exercisable or vested if the named executive officer terminated employment as of December 31, 2007. As of December 31, 2007, all unvested stock options held by the named executive officers had exercise prices that were greater than the closing price of our common stock of $9.00 as reported on the New York Stock Exchange as of December 31, 2007.

Retirement Benefits

The Pension Benefits in Fiscal Year 2007 table describes the general terms of each retirement plan in which the named executive officers participate, the years of credited service and the present value of each named executive officer’s accumulated pension benefit. The table below includes the benefits under the Employees Retirement Plan of USEC Inc. (the “Retirement Plan”), the USEC Inc. Pension Restoration Plan (the “Pension Restoration Plan”), the USEC Inc. 401(k) Restoration Plan (the “401(k) Restoration Plan”), the USEC Inc. 1999 Supplemental Executive Retirement Plan (the “1999 SERP”), and the USEC Inc. 2006 Supplemental Executive Retirement Plan (the “2006 SERP”) that would have become payable if the named executive officer had terminated employment as of December 31, 2007.

					Involuntary
					or Good
					Reason
Executive Benefits			Involuntary	Involuntary	Termination
and Payments	Voluntary	Retirement	Not for Cause	For Cause	(Change		Death or
Upon Termination	Termination	(1)	Termination	Termination	in Control)		Disability

John K. Welch
Severance Payments(2)	$0	N/A	$1,701,267	$0	$4,434,416		$0
Stock options	$0	N/A	$0	$0	$0		$0
Restricted Stock	$0	N/A	$1,169,136	$0	$1,169,136		$1,169,136
Executive Incentive Plan(3)	$0	N/A	$1,039,506	$0	$1,606,509		$1,039,506
Retirement Plan(4)	$0	N/A	$0	$0	$0		$0
Pension Restoration Plan(4)	$0	N/A	$0	$0	$0		$0
401(k) Restoration Plan(5)	$0	N/A	$24,046	$0	$24,046		$24,046
2006 SERP(6)	$0	N/A	$0	$0	$3,031,449		$3,031,449
280G Tax Gross-up	$0	N/A	$0	$0	$2,135,193		$0
Continuing Benefits(7)	$0	N/A	$13,277	$0	$35,560		$0

Total	$0		$3,947,232	$0	$12,436,309		$5,264,137

John C. Barpoulis
Severance Payments(2)	$0	N/A	$618,895	$0	$1,606,975		$0
Stock options	$0	N/A	$0	$0	$0		$0
Restricted Stock	$0	N/A	$227,556	$0	$227,556		$227,556
Executive Incentive Plan(3)	$0	N/A	$282,744	$0	$436,968		$282,744
Retirement Plan(4)	$0	N/A	$0	$0	$0		$0
Pension Restoration Plan(4)	$0	N/A	$0	$0	$100,924		$0
2006 SERP(6)	$0	N/A	$0	$0	$135,620		$211,786
280G Tax Gross-up	$0	N/A	$0	$0	$458,338		$0
Continuing Benefits(7)	$0	N/A	$15,906	$0	$42,133		$0

Total	$0		$1,145,101	$0	$3,008,514		$722,086

Philip G. Sewell
Severance Payments(2)	N/A	$0	$755,885	$0	$1,852,558		$0
Stock options	N/A	$0	$0	$0	$0		$0
Restricted Stock	N/A	$0	$187,497	$0	$187,497		$187,497
Executive Incentive Plan(3)	N/A	$0	$336,798	$0	$520,506		$336,798
Retirement Plan(4)	N/A	$252,188	$256,472	$252,188	$256,472		$130,365	(9)
Pension Restoration Plan(4)	N/A	$556,401	$565,851	$556,401	$874,220	(10)	$287,623	(9)
1999 SERP(8)	N/A	$3,829,994	$3,816,261	$0	$3,507,892		$1,979,855
280G Tax Gross-up	N/A	$0	$0	$0	$0		$0
Continuing Benefits(7)	N/A	$0	$1,785	$0	$6,830		$0

Total		$4,638,583	$5,920,549	$808,589	$7,205,975		$2,922,138

					Involuntary
					or Good
					Reason
Executive Benefits			Involuntary	Involuntary	Termination
and Payments	Voluntary	Retirement	Not for Cause	For Cause	(Change		Death or
Upon Termination	Termination	(1)	Termination	Termination	in Control)		Disability

Robert Van Namen
Severance Payments(2)	$0	N/A	$661,351	$0	$1,626,860		$0
Stock options	$0	N/A	$0	$0	$0		$0
Restricted Stock	$0	N/A	$161,586	$0	$161,586		$161,586
Executive Incentive Plan(3)	$0	N/A	$282,744	$0	$436,968		$282,744
Retirement Plan(4)	$98,986	N/A	$98,986	$98,986	$98,986		$47,403	(9)
Pension Restoration Plan(4)	$200,518	N/A	$200,518	$200,518	$283,714	(10)	$96,025	(9)
2006 SERP(6)	$282,138	N/A	$282,138	$0	$378,066		$270,330
280G Tax Gross-up	$0	N/A	$0	$0	$443,704		$0
Continuing Benefits(7)	$0	N/A	$15,994	$0	$42,353		$0

Total	$581,642		$1,703,317	$299,504	$3,472,237		$858,088

W. Lance Wright
Severance Payments(2)	$0	N/A	$572,201	$0	$1,465,755		$0
Stock options	$0	N/A	$0	$0	$0		$0
Restricted Stock	$0	N/A	$201,681	$0	$201,681		$201,681
Executive Incentive Plan(3)	$0	N/A	$249,480	$0	$385,560		$249,480
Retirement Plan(4)	$0	N/A	$0	$0	$0		$0
Pension Restoration Plan(4)	$0	N/A	$0	$0	$420,497		$0
2006 SERP(6)	$0	N/A	$0	$0	$336,628		$409,044
280G Tax Gross-up	$0	N/A	$0	$0	$463,776		$0
Continuing Benefits(7)	$0	N/A	$15,780	$0	$41,818		$0

Total	$0		$1,039,142	$0	$3,315,715		$860,205

(1)	No named executive officer is eligible for normal retirement under any of the Company’s retirement programs as of December 31, 2007 and only Mr. Sewell is eligible for early retirement as of December 31, 2007. Mr. Sewell would have been eligible to commence an immediate reduced retirement benefit if he had retired as of December 31, 2007. In the case of involuntary not for cause termination, his retirement benefit is unreduced due to relaxed eligibility requirements for involuntary termination.

(2)	In calculating the Severance Payment payable upon involuntary not for cause termination under the Company’s severance policy for executive officers, the calculation of the final average bonuses for the named executive officers included each executive’s 2007 target annual incentive bonus because annual incentive bonuses for 2007 had not been determined as of December 31, 2007. In addition, for Messrs. Welch and Barpoulis, bonuses prior to 2006 were not included in the calculation because the executive either received only a partial bonus or experienced a change in position that altered his bonus opportunity.

In calculating the Severance Payment under the executives’ change in control agreements, the final average bonuses for the named executive officers were calculated using the average of any bonuses paid in 2006, 2005 and 2004. Pro-rated bonuses were annualized for purposes of this calculation and any bonus received prior to a change in position was excluded.

(3)	Under the terms of the Executive Incentive Plan, if an executive is terminated by the Company other than for cause, he will receive a pro-rated award based on the period of time in which he was in the plan. Accordingly, amounts in the column Involuntary Not For Cause Termination reflect target awards under the Executive Incentive Plan pro-rated to reflect participation during 22 months of the 34 month performance period. Amounts in the column Involuntary or Good Reason Termination (Change in Control) reflect a target award with no pro-ration.

(4)	Only Messrs. Sewell and Van Namen are vested under the Retirement Plan and the Pension Restoration Plan. However, Mr. Van Namen is not eligible to commence payment under either plan and so the amount for Mr. Van Namen represents the present value of his benefit with an age 65 commencement. Amounts shown are the actuarial present value of life annuity payments. The present value of accumulated benefits is shown at the unreduced retirement age, using the assumptions under SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, as shown in Note 14 to our consolidated financial statements included in our annual report on Form 10-K/A for the year ended December 31, 2007.

(5)	Represents unvested Company match contributions under the 401(k) Restoration Plan. Mr. Welch was 50% vested in Company match contributions to the 401(k) Restoration Plan as of December 31, 2007. All other named executive officers who participate in the 401(k) Restoration Plan were fully vested under the 401(k) Restoration Plan as of December 31, 2007 and their aggregate balance as of December 31, 2007 is reported in the Nonqualified Deferred Compensation in Fiscal Year 2007 table. Vested contributions are payable in cash upon termination of employment. Vesting is accelerated upon an involuntary not for cause termination, a change in control or termination for death or disability.

(6)	Mr. Van Namen is the only named executive officer vested under the 2006 SERP; however, he is ineligible to commence payment so his amount represents the present value of his accrued benefits with an age 55 lump sum payment. Messrs. Welch, Barpoulis and Wright are only vested under the 2006 SERP in the case of a change in control or death or disability. Accrued SERP benefits are forfeited upon a termination for cause. The 2006 SERP provides for a minimum benefit objective of 10% of final average pay (20% in the case of Mr. Welch) in the case of a change in control or death or disability. Death benefits reflect an actuarial reduction from age 55 to current age. Amounts for all executives represent accrued benefits payable in lump sum form, with an assumed discount rate of 6.55% as provided under the terms of the 2006 SERP. The present value of accumulated benefits is shown at the unreduced retirement age, using the assumptions under SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, as shown in Note 14 to our consolidated financial statements included in our annual report on Form 10-K/A for the year ended December 31, 2007.

(7)	Includes (a) the cost of continuation of medical, dental and life insurance benefits for a period of one year following termination of employment in the case of an involuntary not for cause termination, and (b) the continuation of medical, dental, life insurance and disability benefits for a period of 2.5 years following termination of employment in the case of a change in control. Amounts vary by executive based on their specific benefit elections.

(8)	Mr. Sewell is the only named executive officer with benefits under the USEC Inc. 1999 SERP. Mr. Sewell is eligible to commence an immediate, reduced benefit upon termination. Accrued 1999 SERP benefits are forfeited upon a termination for cause. The amount shown is the actuarial present value of life annuity payments. The present value of accumulated benefits is shown at the unreduced retirement age, using the assumptions under SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, as shown in Note 14 to our consolidated financial statements included in our annual report on Form 10-K/A for the year ended December 31, 2007.

(9)	In the case of death, Messrs. Sewell’s and Van Namen’s beneficiaries would be entitled to survivor annuity benefits. Mr. Sewell’s spouse would be eligible to commence survivor benefits immediately. Mr. Sewell’s survivor benefit is the 50% survivor portion of a joint and survivor annuity. Mr. Van Namen’s survivor is ineligible to commence immediate benefit because Mr. Van Namen has less than ten years of service. An age 65 survivor benefit is included for Mr. Van Namen, which is the 50% survivor portion of a joint and survivor annuity, reflecting a contingent annuitant adjustment. Amounts shown are the actuarial present value of these survivor annuity benefits. In the case of disability, each of the executives would continue to accrue service during periods of disability rather than commence a retirement benefit.

(10)	Change in control agreements provide for an additional 2.5 years of service for vesting, eligibility and benefit accrual for the Pension Restoration Plan. Accordingly, amount reflects gross benefit with 2.5 year service enhancement, less accrued benefit under the Retirement Plan. For Mr. Sewell, in the case of involuntary termination within three years following a change in control, his amount is unreduced because under the Retirement Plan and the Pension Restoration Plan, if an employee is terminated by the Company other than for cause, the employee receives an additional two years of age and service credit for early retirement eligibility purposes, which for Mr. Sewell would make him eligible for an unreduced retirement benefit.

ITEM 2.  APPROVAL OF PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF
INCORPORATION RELATING TO THE COMPANY’S RIGHTS WITH RESPECT TO
COMMON STOCK HELD BY FOREIGN PERSONS

Article Eleventh of our Certificate of Incorporation gives us certain rights with respect to ownership of our common stock by certain “Foreign Persons” (as that term is defined therein). Article Eleventh has existed in its current form since we were privatized in 1998 and is intended to facilitate our compliance with certain regulations of the U.S. Nuclear Regulatory Commission, or NRC, limiting our ownership by foreign persons.

In pertinent part, these regulations:

•	prohibit the NRC from issuing any license or certificate to us if it determines that (1) we are owned, controlled, or dominated by an alien, a foreign corporation, or a foreign government; or (2) the issuance of such a license or certificate of compliance would be inimical to the common defense and security of the United States or the maintenance of a reliable and economical domestic source of enrichment services; and

•	prevent us from gaining access to classified information if we are under foreign ownership, control or influence.

In reviewing the provisions of Article Eleventh in light of the applicable regulations, our Board of Directors concluded that it gives us more latitude with respect to foreign ownership than is necessary for us to ensure our regulatory compliance and introduces unnecessary uncertainties and risks for our security holders and potential security holders. As a result, in February 2008 our Board of Directors unanimously adopted resolutions approving, and recommending to our stockholders for approval, an amendment to Article Eleventh to more closely align it with the applicable regulations.

Article Eleventh — Current Form

General Restrictions.  In its current form, Article Eleventh gives our Board of Directors certain rights, which we refer to as “Regulatory Ownership Rights” with respect to our common stock held by:

•	“Foreign Persons,” which include (1) an individual who is not a citizen of the United States; (2) a partnership in which any general partner is a Foreign Person or the partner or partners having a majority interest in partnership profits are Foreign Persons; (3) a foreign government or representative thereof; (4) a corporation, partnership, trust, company, association or other entity organized or incorporated under the laws of a jurisdiction outside of the United States; and (5) a corporation, partnership, trust, company, association or other entity that is controlled directly or indirectly by any one or more of the foregoing;

•	a “Contravening Person,” which is (1) a person having a significant commercial relationship with respect to uranium or uranium products with any person incorporated, organized or having its principal place of business outside of the United States that is in the business of enriching uranium for use by nuclear reactors or any person incorporated, organized or having its principal place of business outside of the United States that is in the business of creating a fissile product capable of use as a fuel source for nuclear reactors in lieu of enriched uranium; or (2) any person incorporated, organized or having its principal place of business outside of the United States that is in the business of enriching uranium for use by nuclear reactors or any person incorporated, organized or having its principal place of business outside of the United States that is in the business of creating a fissile product capable of use as a fuel source for nuclear reactors in lieu of enriched uranium or any person affiliated with such a person in such a manner as to warrant application of the foreign ownership restrictions to such person.

Where the same shares of our common stock are held or beneficially owned by one or more persons, and any one of such persons is a Foreign Person or a Contravening Person, then those shares of common stock will be deemed to be held or beneficially owned by a Foreign Person or Contravening Person, as applicable.

The Regulatory Ownership Rights of our Board of Directions generally become operative in the event that (1) more than 10% of the aggregate number of issued and outstanding shares of our common stock is beneficially owned by or for the account of a Foreign Person or Foreign Persons; (2) the beneficial ownership of any shares of our common stock is held by or for the account of a Contravening Person; (3) the acquisition of control (direct or indirect) of us by a person or group of persons acting together in any transaction or series of transactions in which the arrangements for financing such person’s or persons’ acquisition of us involve or will involve receipt of money, from borrowing or otherwise, from one or more Foreign Persons in an amount in excess of 10% of the purchase price of our securities purchased by such person or group of persons, whether such funds are to be used for temporary or permanent financing; or (4) any ownership of or exercise of rights with respect to shares of our common stock or other exercise or attempt to exercise control of us that the Board of Directors determines is inconsistent with or in violation of the regulations, rules or restrictions of a governmental entity or agency that exercises regulatory power over us, our business, operations or assets or could jeopardize the continued operations of our facilities. We refer to these ownership thresholds that trigger the Regulatory Ownership Rights as the “Foreign Ownership Restrictions.”

The Regulatory Ownership Rights include the following:

•	Information Request. If we have reason to believe that the ownership or proposed ownership of, or exercise of rights with respect to, our securities by any person, including record holders, beneficial owners and any person presenting our securities for transfer into its name may be inconsistent with, or in violation of the Foreign Ownership Restrictions, we may request of such person, and require such person to promptly furnish to us, such information as we reasonably request to determine whether such ownership is in compliance with the Foreign Ownership Restrictions. Further, we may request any person that has filed a Schedule 13D, Schedule 13G or a Schedule TO with the Securities and Exchange Commission, or SEC, with respect to our securities to provide us such information as the Board of Directors may require to confirm that such person’s plans or proposals as disclosed in such filing will not result in a violation of the Foreign Ownership Restrictions.

•	Suspension of Voting Rights; Refusal to Transfer. If any person, including a proposed transferee, from whom information is requested should fail to respond to us or if we conclude that the ownership of, or the exercise of any rights of ownership with respect to, our securities by any person could result in any inconsistency with, or violation of, the Foreign Ownership Restrictions, we may, for so long as we determine necessary, (1) refuse to permit the transfer of our securities to such proposed transferee and/or (2) suspend or limit voting rights associated with stock ownership by such person, or proposed transferee, if our Board of Directors in good faith believes that the exercise of such voting rights would result in any inconsistency with, or violation of, the Foreign Ownership Restrictions.

•	Redemption/Exchange. In addition, any shares of common stock held or beneficially owned by a Foreign Person or a Contravening Person are subject to redemption or exchange by us by action of the Board of Directors, pursuant to Section 151 of the DGCL, or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to comply with the Foreign Ownership Restrictions. The terms and conditions of such redemption will be as follows:

•	the redemption price of the shares of common stock to be redeemed will be equal to the fair market value of the shares of common stock to be redeemed, as determined by the Board of Directors in good faith unless the Board of Directors determines that the holder of such shares of common stock knew or should have known its ownership or beneficial ownership would constitute a violation of the Foreign Ownership Restrictions, in which case the redemption price will be equal to the lower of (1) the fair market value of the shares of common stock to be redeemed and (2) such Foreign Person’s or Contravening Person’s purchase price for such shares of common stock;

•	the redemption price of such shares of common stock may be paid in cash, securities or any combination thereof and the value of any securities constituting all, or any part of, the redemption price will be determined by the Board of Directors in good faith;

•	if less than all the shares of common stock held or beneficially owned by Foreign Persons are to be redeemed, the shares of common stock to be redeemed will be selected in any manner determined by the Board of Directors to be fair and equitable;

•	at least 30 days’ written notice of the redemption date will be given to the record holders of the shares of common stock selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice will be given to record holders if the cash or redemption securities necessary to effect the redemption has been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares of common stock to be redeemed, duly endorsed in blank or accompanied by duly executed proper instruments of transfer;

•	from and after the redemption date, the shares of common stock to be redeemed will cease to be regarded as outstanding and any and all rights attaching to such shares of common stock will cease and terminate, and the holders will be entitled only to receive the cash or securities payable upon redemption; and

•	the redemption will be subject to such other terms and conditions as the Board of Directors may determine.

•	We are authorized to take any other action we may deem necessary or appropriate to ensure compliance with the Foreign Ownership Restrictions, including suspending or limiting any and all rights of stock ownership which may violate or be inconsistent with the Foreign Ownership Restrictions. Further, we may exercise any and all appropriate remedies, at law or in equity in any court of competent jurisdiction, against any holder of our securities or rights with respect thereto or any proposed transferee, with a view towards obtaining information or preventing or curing any situation which would cause any inconsistency with, or violation of, the Foreign Ownership Restrictions.

•	Additional Provisions. We may note on the certificates of our securities that the shares of common stock represented by such certificates are subject to the Foreign Ownership Restrictions. Our Board of Directors has the exclusive right to interpret all issues relating to the Foreign Ownership Restrictions and the determinations of the Board of Directors are final and binding. The Board of Directors may, at any time and from time to time, adopt such other or additional reasonable procedures as the Board of Directors may deem desirable or necessary to comply with the Foreign Ownership Restrictions. Any amendment to the Foreign Ownership Restrictions requires the affirmative vote of the majority of the members of the Board of Directors then in office as well as the affirmative vote of two-thirds of the outstanding voting stock.

Article Eleventh — The Proposed Amendment

We are proposing to amend Article Eleventh in several specific ways. In order to more closely align Article Eleventh with the procedures that we follow to monitor foreign ownership for regulatory reporting purposes, we propose to modify the conditions that trigger our right to request information. Because the conditions that can trigger our right to request information from persons under the existing Article Eleventh are broader than are currently required for our regulatory compliance, we propose instead to tie the Board’s other rights to respond to actual or potential foreign ownership of our securities (such as the suspension of voting rights, refusal to transfer and redemption or exchange) to situations that the Board determines could have an adverse effect on us from a regulatory compliance standpoint (which we refer to as an Adverse Regulatory Occurrence). The term “Adverse Regulatory Occurrence” is defined in the proposed amendment as the ownership of, or the exercise of rights with respect to, our securities or other exercise or attempt to exercise control of the Company that is inconsistent with, or in violation of, any regulatory restrictions, or that could jeopardize the continued operations of our facilities. We believe that tying the Board’s right to exercise such rights to situations involving an actual or potential Adverse Regulatory Occurrence provides holders of our securities with increased clarity regarding the use of remedies available to us while preserving the flexibility we need to maintain regulatory compliance.

The changes contained in the proposed amendment are summarized in more detail below.

Modifications to Foreign Ownership Restrictions

The proposed amendment seeks to modify the events that constitute “Foreign Ownership Restrictions” under Article Eleventh. Currently, these events, which we propose to rename “Foreign Ownership Review Events,” trigger the Board of Directors’ right to take various actions under Article Eleventh. Under the proposed amendment, we retain our right in the event that we have reason to believe that a Foreign Ownership Review Event has occurred to (1) request information from persons under Article Eleventh in order to determine whether the ownership of, acquisition of interest in, or exercise of rights with respect to the Company’s securities could constitute a Foreign Ownership Review Event and (2) redeem securities from holders who are Foreign Persons or Contravening Persons at the lower of fair market value or their purchase price if such holder knew or should have known its ownership would constitute a Foreign Ownership Review Event.

In addition, we propose to modify the conditions that constitute a Foreign Ownership Review Event, formerly a Foreign Ownership Restriction, in the following manner:

•	extend the term Foreign Ownership Review Event to apply to beneficial ownership of any class of our equity securities, rather than only our common stock;

•	modify the term Foreign Ownership Review Event to include beneficial ownership of our equity securities by any one Foreign Person rather than beneficial ownership by all Foreign Persons in the aggregate and establish the beneficial ownership threshold for any Foreign Person that constitutes a Foreign Ownership Review Event as 5% of the issued and outstanding shares of any class of our equity securities, 5% in voting power of the issued and outstanding shares of all classes of our equity securities, or less than 5% if such Foreign Person can control the appointment and tenure of any of our management positions or directors; and

•	eliminate as a Foreign Ownership Review Event the acquisition of control in a transaction in which the financing of such acquisition will involve the receipt of money from a Foreign Person that is more than 10% of the purchase price of our securities that are purchased by such Foreign Persons.

We believe that these changes better align with regulatory requirements and reflect the way in which we currently monitor the foreign ownership of our securities, which, consistent with NRC guidelines, is principally done by monitoring filings made with the SEC.

Suspension of Voting Rights; Refusal to Transfer

Under the proposed amendment, our ability to suspend voting rights on our securities or refuse to transfer ownership of such securities would be limited to situations where (1) any person (including a proposed transferee of our equity securities) fails to respond to our request for information; or (2) we conclude that ownership of, acquisition of an interest in, or the exercise of any right of ownership with respect to, our securities by any person (including a proposed transferee) could constitute or result in an Adverse Regulatory Occurrence. The proposed amendment empowers the Board of Directors to determine that:

•	the securities held by any record or beneficial owner of securities held by a person may not be transferred to a proposed transferee; and

•	a person shall not be entitled to vote or direct the vote of securities held of record or beneficially owed by such person on any or specified matters.

Redemption/Exchange

Under the proposed amendment, we seek to clarify that our right to redeem or exchange our securities held by a Foreign Person or Contravening Person is limited to situations where our Board determines that such action is necessary to prevent an Adverse Regulatory Occurrence, rather than to “comply with our Foreign Ownership Restrictions.” This change limits the Board’s right to redeem or exchange securities held by Foreign Persons or Contravening Persons to situations where such action is, in the Board’s judgment, necessary to preserve our ability to comply with restrictions on ownership of our securities by Foreign Persons that are applicable to us and our business.

The proposed amendment also changes the manner in which we may redeem or exchange securities held by Foreign Persons or Contravening Persons by limiting our ability to redeem securities at the lower of fair market value and the purchase price. Under the current Article Eleventh, we may redeem at the “lower of” price in situations where our Board has determined in good faith that the security holder knew or should have known that its ownership would constitute a violation of the Foreign Ownership Restrictions. We determined that this broad flexibility was unnecessary because the ownership of our securities by a Foreign Person at levels above the Foreign Ownership Restrictions (and, assuming adoption of the proposed amendment, the Foreign Ownership Review Events) would not necessarily cause any adverse effect on us under applicable regulatory foreign ownership restrictions. We also concluded that the ability to pay the “lower of” price simply because the threshold had been exceeded could adversely affect our ability to issue securities to Foreign Persons or Contravening Persons under circumstances that would not, in the Board’s judgment, constitute an Adverse Regulatory Occurrence. Therefore, under the proposed amendment, we would retain our right to redeem or exchange any securities held or beneficially owned by a Foreign Person or Contravening Person only if such action were necessary, in the Board’s judgment, to prevent an Adverse Regulatory Occurrence. Under the proposed amendment, however, in such circumstances we would be required to pay fair market value for any such securities for which our Board had determined, at the time of the holder’s purchase of such securities, that the ownership of, or exercise of rights with respect to, such securities did not, at such time, constitute an Adverse Regulatory Occurrence.

Other Amendments

The proposed amendment includes the following additional changes:

•	Statutory Acquisition Restriction: The proposed amendment removes from the certificate of incorporation the provision restricting the acquisition of beneficial ownership by a person or group of securities representing more than 10% of the total votes of all of our outstanding securities from the date of our initial public offering until the third anniversary of such date (which date was July 2001). This restriction was removed due to the fact that it has expired by its terms.

•	Contravening Person: The proposed amendment modifies the definition of Contravening Person by changing the phrase “having a significant commercial relationship with” to “acting as an agent for.” This change narrows the definition, which we believe is currently over-inclusive and captures relationships that are not prohibited by the regulations applicable to us. This modification clarifies the intent of the regulatory restrictions to focus on persons who are acting for and on behalf of a foreign enrichment provider rather than including persons or entities that are simply doing business with a foreign enrichment provider.

•	Applicability to all classes of equity securities: The proposed amendment makes the ownership thresholds applicable to all classes of our equity securities rather than limiting them to our common stock. We believe this change is needed to give us the flexibility necessary to comply with the regulations applicable to us, including with respect to types of securities that were not contemplated at the time Article Eleventh was originally drafted.

•	Other conforming amendments: In addition, the proposed amendment includes other changes necessary to conform and clarify the remaining provisions of Article Eleventh, aligning them with the changes described above.

The text of the proposed amendment to our certificate of incorporation is attached as Appendix A to this proxy statement and is incorporated by reference into this summary. If approved, this proposal will become effective upon the filing of a certificate of amendment to the certificate of incorporation with the Delaware Secretary of State, which we intend to file promptly after stockholder approval is obtained.

The Board recommends voting FOR the approval of the proposed amendment to the Company’s certificate of incorporation.

In addition, in September 2007, our Board adopted a policy applicable to Foreign Persons owning (beneficially or of record) shares of our common stock, which states that:

1.	Unless the Board determines that the exercise of rights under our certificate of incorporation is necessary to maintain our regulatory compliance (whether as a result of a request or order of a regulatory authority or otherwise), the Board will first seek to maintain our regulatory compliance by limiting the voting rights of any such Foreign Person.

2.	To the extent that the Board determines that the exercise of our right of redemption or exchange is necessary to maintain our regulatory compliance (whether as a result of a request or order of a regulatory authority or otherwise), such redemption or exchange shall be taken only to the extent necessary, in the judgment of the Board, to maintain such regulatory compliance or comply with such request or order, shall be settled only in cash and in no event will we avail ourselves of the Trust Redemption Right (unless otherwise required by law or to maintain our regulatory compliance).

3.	In no event will we exercise our right of redemption or exchange if the Board determines that such redemption or exchange is required to be made at the lesser of fair market value and the Foreign Person’s purchase price for the shares redeemed or exchanged.

In adopting this policy, the Board stated that paragraphs 1 and 2 of the policy may only be amended or repealed upon 60 days’ prior public notice (unless a shorter period is required by law or to maintain regulatory compliance), if the Board determines that doing so is in the best interest of us and our stockholders. The Board further stated that paragraph 3 of the policy may only be amended or repealed to the extent necessary to ensure our regulatory compliance if, after we have exhausted all other rights under the certificate of incorporation or reasonably determined in consultation with the proper regulatory authorities that the exercise of such other rights would be insufficient to ensure regulatory compliance, the Board determines that doing so is necessary to maintain our regulatory compliance (whether as a result of a request or order of a regulatory authority or otherwise), but only to be settled in cash and upon 60 days’ prior public notice unless another form of settlement or a shorter period is required by law or to maintain our regulatory compliance.

It is the Board’s intent to repeal Paragraphs 1 and 2 of this policy effective 60 days from the date of this proxy statement if the stockholders of the Company approve the proposed amendment to our certificate of incorporation.

ITEM 3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit, Finance and Corporate Responsibility Committee of the Company has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent auditors of the Company for 2008, subject to ratification of this appointment by the shareholders of the Company. PricewaterhouseCoopers LLP has advised the Company that neither it nor any member thereof has any direct or material indirect financial interest in the Company or any of its subsidiaries in any capacity. One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. PricewaterhouseCoopers LLP representatives will also be available to respond to appropriate questions.

The Audit, Finance and Corporate Responsibility Committee has sole authority for appointing and terminating USEC’s independent auditors for 2008. Accordingly, shareholder approval is not required to appoint PricewaterhouseCoopers as USEC’s independent auditors for 2008. The Audit, Finance and Corporate Responsibility Committee believes, however, that submitting the appointment of PricewaterhouseCoopers to the shareholders for ratification is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit, Finance and Corporate Responsibility Committee will review its future selection of the Company’s independent auditors.

The ratification of the appointment of PricewaterhouseCoopers as USEC’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

The Board recommends voting FOR ratification of the appointment of PricewaterhouseCoopers LLP as USEC’s independent auditors.

Audit and Non-Audit Fees

The Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Committee has delegated pre-approval authority to the Chairman of the Committee, who presents any decisions to the full Committee at its next scheduled meeting. The following amounts were billed to the Company by the independent auditors for services rendered for the periods indicated:

	Amount Billed	Amount Billed
	for Year Ended	for Year Ended
Type of Fee	December 31, 2007	December 31, 2006
	(In thousands)	(In thousands)

Audit Fees(1)	$1,048	$1,213
Audit-Related Fees(2)	$300	$13
Tax Fees(3)	$99	$108
All Other Fees(4)	$2	$3

Total	$1,449	$1,337

(1)	Primarily audits of the financial statements for both periods including internal control testing over financial reporting and reviews of quarterly financial statements for both periods.

(2)	Securities issuance efforts in 2007; SEC comment letter in 2007; and compliance report for utility uranium pricing in 2006.

(3)	Primarily services related to selected tax projects for both periods and IRS audit assistance for both periods.

(4)	Service fee for access to electronic publication.

AUDIT, FINANCE AND CORPORATE RESPONSIBILITY COMMITTEE REPORT

The Audit, Finance and Corporate Responsibility Committee of the Board of Directors is comprised of four independent directors and operates under a written charter. The Committee meets with the internal and independent auditors, with and without management present, to facilitate and encourage private communication.

In fulfilling its responsibilities, the Committee has reviewed and discussed with management and the independent auditors the Company’s audited consolidated financial statements for the year ended December 31, 2007.

The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the auditors’ independence.

The Committee considered and concluded that the provision of non-audit services by the independent auditors was compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2007.

Audit, Finance and Corporate Responsibility Committee

Joseph F. Paquette, Jr., Chairman
Michael H. Armacost
Joseph T. Doyle
W. Henson Moore

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the information included under the captions “Compensation Committee Report,” and “Audit, Finance and Corporate Responsibility Committee Report” shall not be deemed “soliciting material” or to be “filed” with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates these items by reference.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS AND OTHER INFORMATION

Date for Submission of Shareholder Proposals

Under the SEC rules, in order to be considered for inclusion in USEC’s proxy statement for the 2009 annual meeting of shareholders, proposals from shareholders must be received by the Secretary of the Company at Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817 not later than November   , 2008.

Our bylaws contain an advance notice provision regarding shareholder proposals that are not sought to be included in the Company’s proxy statement, which provides that, to be timely, a shareholder’s notice of intention to bring business before a meeting must be delivered to the Company’s Secretary, at the Company’s principal executive office, not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting, unless the date of the next annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be received not later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the date of the annual meeting is made. Accordingly, shareholder nominations for director or other proposed items of business intended to be brought before the next annual meeting of shareholders must be received by the Company between December 25, 2008 and January 24, 2009 in order to be considered timely, unless the Company gives notice that the date of the annual meeting is more than 30 days before, or more than 60 days after, April 24, 2009. Any proposals received outside of that period will not be permitted to be raised at the meeting.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented at the 2008 Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, including shareholder proposals that have been excluded pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

By order of the Board of Directors,

Allen L. Lear
Interim General Counsel and Secretary

Bethesda, Maryland
March   , 2008

APPENDIX A

PROPOSED CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
USEC INC.

USEC Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) thereof, DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors of the Corporation duly called and held on February 8, 2008, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing such amendment to be submitted to the stockholders of the Corporation for approval at its next annual meeting of stockholders to be held on April 24, 2008. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article ELEVENTH of the Certificate of Incorporation be, and it hereby is, amended and restated in its entirety to read as follows, subject to the approval of the stockholders of the Corporation:

“ELEVENTH: Foreign Ownership

A. [Reserved]

B. Foreign Ownership Review Event.  For purposes of this Article ELEVENTH, the term “Foreign Ownership Review Event” shall mean the occurrence of any one or more of the following events: (i) the beneficial ownership by a foreign person of (a) five percent (5%) or more of the issued and outstanding shares of any class of equity securities of the Corporation, (b) five percent (5%) or more in voting power of the issued and outstanding shares of all classes of equity securities of the Corporation, or (c) less than five percent (5%) of the issued and outstanding shares of any class of equity securities of the Corporation or less than five percent (5%) of the voting power of the issued and outstanding shares of all classes of equity securities of the Corporation, if such foreign person is entitled to control the appointment and tenure of any of the Corporation’s management positions or any director; (ii) the beneficial ownership of any shares of any class of equity securities of the Corporation by or for the account of a Contravening Person (as defined below); or (iii) any Adverse Regulatory Occurrence.

C. Information Request.  If the Corporation has reason to believe that the ownership or proposed ownership of, acquisition of an interest in, or exercise of rights with respect to, securities of the Corporation by any person, including record holders, beneficial owners and any person presenting any securities of the Corporation for transfer into its name (a “Proposed Transferee”) may constitute a Foreign Ownership Review Event, the Corporation may request of such person and such person shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations as well as any other agreements or arrangements) as the Corporation shall request to enable the Board of Directors to determine whether the ownership of, the acquisition of any interest in, or the exercise of any rights with respect to, securities of the Corporation by such person constitutes a Foreign Ownership Review Event. Any person who is or proposes to be a registered holder of securities of the Corporation shall disclose to the Corporation, at the Corporation’s request, the name and address of the beneficial owner of the securities of the Corporation and any other information relating to such person’s ownership or other interest in securities of the Corporation that the Corporation may request.

Any disclosure of information made under this Section C of Article ELEVENTH shall be delivered to the Corporation promptly upon a request by the Corporation therefor (and in any event within five (5) calendar days of such request). The Corporation may require that any such information be given under oath. The Board of Directors shall be entitled to rely and to act in reliance on any declaration and the information provided to the Corporation pursuant to this Section C of Article ELEVENTH.

D. Suspension of Voting Rights; Refusal to Transfer.  If any person, including a Proposed Transferee, from whom information is requested pursuant to Section C of this Article ELEVENTH should fail to respond to such request, or if the Corporation shall conclude that the ownership of, the acquisition of an interest in, or the exercise of any rights of ownership with respect to, securities of the Corporation by any person, including a Proposed Transferee, could constitute or result in any Adverse Regulatory Occurrence, then (i) the Board of Directors may, from time to time in its sole discretion, resolve that neither any record owner nor any beneficial owner of securities held by a person may be Transferred to a Proposed Transferee; and/or (ii) the Board of Directors may, in its sole discretion, resolve that such person, either alone or together with its Related Persons, as of any record date for the determination of holders of securities entitled to vote on any matter, shall not be entitled to vote or cause the voting of all or such portion as the Board of Directors shall determine of the securities of the Corporation owned beneficially or of record by such person or its Related Persons, in person or by proxy or through any voting agreement or other arrangement, (A) on any matter submitted to a vote of such holders or (B) on specified matters as from time to time determined by the Board of Directors. The Corporation may disregard any votes purported to be cast in excess of or otherwise in violation of the restrictions or limitations set forth in sub-section (ii) of Section D of this Article ELEVENTH. Any action by the Board of Directors pursuant to this Article ELEVENTH may remain in effect for as long as the Board of Directors determines such action is necessary to prevent or remedy any Adverse Regulatory Occurrence. Notwithstanding the foregoing, the Board of Directors may, from time to time in its sole discretion, (1) resolve to release any restriction on Transfer set forth herein from any number of securities, on terms and conditions and in ratios and numbers to be fixed by the Board of Directors in its sole discretion, and (2) resolve to release any of the securities of the Corporation from any of the limitations or restrictions on voting set forth in sub-section (ii) of Section D of this Article ELEVENTH.

E. Legends.  If any securities of the Corporation are represented by a certificate, a legend shall be placed on such certificate to the effect that such securities are subject to the restrictions set forth in this Article ELEVENTH. If any such securities shall not be represented by certificates, then the Corporation shall require, to the extent required by law, that an analogous notification of such restrictions be used in respect of such securities.

F. Joint Ownership.  For purposes of this Article ELEVENTH, where the same shares of any class of equity securities of the Corporation are held or beneficially owned by one or more persons, and any one of such persons is a foreign person or a Contravening Person, then such shares shall be deemed to be held or beneficially owned by a foreign person or Contravening Person, as applicable.

G. [Reserved]

H. Redemption and Exchange.  Without limiting the generality of the foregoing and notwithstanding any other provision of this Certificate of Incorporation to the contrary, any shares held or beneficially owned by a foreign person or a Contravening Person shall always be subject to redemption or exchange by the Corporation by action of the Board of Directors, pursuant to Section 151 of the DGCL or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to prevent any Adverse Regulatory Occurrence. Except where the context provides otherwise, as used in this Certificate of Incorporation, “redemption” and “exchange” are hereinafter collectively referred to as “redemption”, references to shares being “redeemed” shall be deemed to include shares which are being “exchanged”, and references to “redemption price” shall be deemed to include the amount and kind of securities for which any such shares are exchanged. The terms and conditions of such redemption shall be as follows:

(a) the redemption price of the shares to be redeemed pursuant to this Article ELEVENTH shall be equal to the fair market value of the shares to be redeemed, as determined by the Board of Directors in good faith unless the Board determines in good faith that the holder of such shares knew or should have known its ownership or beneficial ownership would constitute a Foreign Ownership

Review Event, in which case the redemption price for any such shares, other than shares for which the Board of Directors had determined at the time of the holder’s purchase that the ownership of, or exercise of rights with respect to, such shares did not, at such time, constitute an Adverse Regulatory Occurrence, shall be equal to the lower of (i) the fair market value of the shares to be redeemed and (ii) such foreign person’s or Contravening Person’s purchase price for such shares;

(b) the redemption price of such shares may be paid in cash, securities or any combination thereof and the value of any securities constituting all or any part of the redemption price shall be determined by the Board in good faith;

(c) if less than all the shares held or beneficially owned by foreign persons are to be redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable;

(d) at least 30 days’ written notice of the redemption date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice shall be given to record holders if the cash or redemption securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed, duly endorsed in blank or accompanied by duly executed proper instruments of transfer;

(e) from and after the redemption date, the shares to be redeemed shall cease to be regarded as outstanding and any and all rights attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or securities payable upon redemption; and

(f) the redemption shall be subject to such other terms and conditions as the Board of Directors shall determine.

In connection with any exchange effected pursuant to Section H of this Article ELEVENTH, authority is hereby expressly granted to the Board of Directors, subject to this Certificate of Incorporation and the DGCL, to fix the designations, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of any securities of the Corporation issued in exchange for any issued and outstanding securities of the Corporation held or beneficially owned by a foreign person or Contravening Person.

I. Board Action.  The Board of Directors shall have the exclusive right to interpret all issues arising under this Article ELEVENTH (including but not limited to determining whether a Foreign Ownership Review Event has occurred, whether an Adverse Regulatory Occurrence has occurred, whether a person is a foreign person or a Contravening Person, whether a person is an Affiliate of another person or a Related Person, whether a person controls or is controlled by another person and whether a person is the beneficial owner of securities of the Corporation, and whether a person has met the requirements of Section C of this Article ELEVENTH with regard to the provision of information), and the determination of the Board under this Article ELEVENTH shall be final, binding and conclusive. The Bylaws of the Corporation may make appropriate provisions to effectuate the requirements of this Article ELEVENTH to the extent set forth herein and the Board may, at any time and from time to time, adopt such other or additional reasonable procedures as the Board may deem desirable or necessary to comply with Regulatory Restrictions, to prevent or remedy any Adverse Regulatory Occurrence, to address any issues arising in connection with a Foreign Ownership Review Event or to otherwise carry out the provisions of this Article ELEVENTH.

J. Certain Definitions.  For purposes of this Article ELEVENTH,

“Adverse Regulatory Occurrence” shall mean any ownership of, or exercise of rights with respect to, shares of any class of equity securities of the Corporation or other exercise or attempt to exercise control of the Corporation that is inconsistent with, or in violation of, any Regulatory Restrictions, or that could jeopardize the continued operations of the Corporation’s facilities.

“Affiliate” and “Affiliated” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Contravening Person” shall mean (i) a person acting as an agent for a Foreign Enrichment Provider with respect to uranium or uranium products or (ii) a Foreign Competitor.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Foreign Competitor” shall mean a Foreign Enrichment Provider or a person Affiliated with a Foreign Enrichment Provider in such a manner as to constitute a Foreign Ownership Review Event.

“Foreign Enrichment Provider” shall mean any person incorporated, organized or having its principal place of business outside of the United States which is in the business of enriching uranium for use by nuclear reactors or any person incorporated, organized or having its principal place of business outside of the United States which is in the business of creating a fissile product capable of use as a fuel source for nuclear reactors in lieu of enriched uranium.

“foreign person” shall mean (i) an individual who is not a citizen of the United States of America; (ii) a partnership in which any general partner is a foreign person or the partner or partners having a majority interest in partnership profits are foreign persons; (iii) a foreign government or representative thereof; (iv) a corporation, partnership, trust, company, association or other entity organized or incorporated under the laws of a jurisdiction outside of the United States and (v) a corporation, partnership, trust, company, association or other entity that is controlled directly or indirectly by any one or more of the foregoing.

“person” shall include natural persons, corporations, partnerships, companies, associations, trusts, joint ventures, other entities, governments, or political subdivisions, agencies or instrumentalities of governments.

“Regulatory Restrictions” shall mean the regulations, rules or restrictions of any governmental entity or agency which exercises regulatory power over the Corporation, its business, operations or assets, including, without limitation, the U.S. Nuclear Regulatory Commission.

“Related Person” shall mean with respect to any person:

(1) any Affiliate of such person;

(2) any other person(s) with which such first person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of securities of the Corporation;

(3) in the case of a person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such person and, in the case of a person that is a partnership or a limited liability company, any general partner, managing member or manager of such person, as applicable;

(4) in the case of a person that is a natural person, any relative or spouse of such natural person, or any relative of such spouse who has the same home as such natural person or who is a director or officer of the Corporation or any of its Affiliates;

(5) in the case of a person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable; and

(6) in the case of a person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable.

“Transfer” shall mean (with its cognates having corresponding meanings), with respect to any securities of the Corporation, any direct or indirect assignment, sale, exchange, transfer, tender or other disposition of such securities or any interest therein, whether voluntary or involuntary, by operation of law or otherwise (and includes any sale or other disposition in any one transaction or series of transactions and the grant or transfer of an option or derivative security covering such securities), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided, however, that a “Transfer” shall not occur simply as a result of the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Exchange Act.

K. Amendment.  Any amendment, alteration, change or repeal of this Article ELEVENTH shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) the affirmative vote of holders of at least two-thirds of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.”

SECOND:  Thereafter, at the annual meeting of stockholders of the Corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the affirmative vote of holders of at least two-thirds of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class, as required by Article ELEVENTH of the Certificate of Incorporation, was obtained in favor of such amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this           day of          , 2008.

USEC INC.

By:

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000000 ext 000000000.000000 ext
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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 10:00 a.m., Eastern Daylight Time, on April 24, 2008.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/USU • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the listed nominees and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - James R. Mellor	☐	☐	02 - Michael H. Armacost	☐	☐	03 - Joyce F. Brown	☐	☐

	04 - Joseph T. Doyle	☐	☐	05 - H. William Habermeyer	☐	☐	06 - John R. Hall	☐	☐

	07 - William J. Madia	☐	☐	08 - W. Henson Moore	☐	☐	09 - Joseph F. Paquette, Jr.	☐	☐

	10 - John K. Welch	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	The approval of a proposed amendment to the Company’s Certificate of Incorporation relating to the Company’s rights with respect to common stock held by foreign persons.	☐	☐	☐	3.	To ratify the appointment of PricewaterhouseCoopers LLP as USEC’s independent auditors for 2008.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — USEC Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF USEC INC.
FOR THE 2008 ANNUAL MEETING OF USEC SHAREHOLDERS
James R. Mellor, John K. Welch and Allen L. Lear, or any of them, each with full power of substitution, are hereby authorized to vote the undersigned’s shares of common stock, par value $0.10 per share, of USEC Inc. (“USEC”) at the 2008 Annual Meeting of Shareholders of USEC, scheduled to be held on Thursday, April 24, 2008, at 10:00 a.m., local time, at the Marriott Bethesda North Hotel & Conference Center, 5701 Marinelli Road, North Bethesda, MD 20852, and at any and all adjournments, postponements, continuations or reschedulings thereof (the “Annual Meeting”), upon the matters set forth in the Proxy Statement furnished by USEC (the “Proxy Statement”) and upon such other matters as may properly come before the Annual Meeting, voting as specified on this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.
The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, POSTAGE-PREPAID, BUSINESS REPLY ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF SUCH ENVELOPE IS MAILED IN THE UNITED STATES.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)